                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-72493

PROSPECTUS SUPPLEMENT DATED AUGUST 18, 2000 (TO PROSPECTUS DATED APRIL 24, 2000)


                                 $337,309,603

                          RFMSI SERIES 2000-S10 TRUST
                                    ISSUER

                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                   DEPOSITOR

                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-S10


The trust will hold a pool of one- to four-family residential first mortgage loans.


The trust will issue these classes of certificates that are offered under this prospectus supplement:


             o  13 classes of senior certificates


             o  3 classes of subordinated certificates


Credit enhancement for all of these certificates will be provided by additional subordination.


  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


Bear, Stearns & Co. Inc. will offer eleven classes of the senior certificates and three classes of the subordinate certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten certificates will be approximately 98.52% of the principal balance of these underwritten certificates plus accrued interest, before deducting expenses. There is no underwriting arrangement for the remaining classes of offered certificates.




                            BEAR, STEARNS & CO. INC.
                                  UNDERWRITER

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

- the prospectus, which provides general information, some of which may not apply to your series of certificates; and

- this prospectus supplement, which describes the specific terms of your series of certificates.


IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its telephone number is
(952) 832-7000.


                               TABLE OF CONTENTS




                                                  PAGE
                                                 -----
Summary ......................................   S-3
Risk Factors .................................   S-11
       Risk of Loss ..........................   S-11
       Limited Obligations ...................   S-12
       Liquidity Risks .......................   S-12
       Special Yield and Prepayment
       Considerations ........................   S-13
Introduction .................................   S-18
Description of the Mortgage Pool .............   S-18
       General ...............................   S-18
       Mortgage Pool Characteristics .........   S-19
       Primary Mortgage Insurance
       and Primary Hazard
       Insurance .............................   S-25
       Additional Information ................   S-25
Description of the Certificates ..............   S-26
       General ...............................   S-26
       Book-Entry Registration of
       Certain of the Offered
       Certificates ..........................   S-27
       Glossary of Terms .....................   S-28
       Interest Distributions ................   S-34
       Principal Distributions on the
       Senior Certificates ...................   S-36
       Principal Distributions on the
       Retail Certificates ...................   S-39
       The Policy ............................   S-42
       Principal Distributions on the
  Class M Certificates .......................   S-43
       Allocation of Losses;
       Subordination .........................   S-45
       Advances ..............................   S-48
The Insurer ..................................   S-49


                                                  PAGE
                                                 -----
Certain Yield and Prepayment
   Considerations ............................   S-51
       General ...............................   S-51
       Principal Only Certificate and
       Variable Strip Certificate
       Yield Considerations ..................   S-60
       Class M-2 and Class M-3
       Certificate Yield
       Considerations ........................   S-61
       Additional Yield Considerations
       Applicable Solely to the
       Residual Certificates .................   S-64
Pooling and Servicing Agreement ..............   S-65
       General ...............................   S-65
       The Master Servicer ...................   S-65
       Servicing and Other
       Compensation and Payment
       of Expenses ...........................   S-70
       Voting Rights .........................   S-70
       Termination ...........................   S-70
Material Federal Income Tax
   Consequences ..............................   S-72
       Special Tax Considerations
       Applicable to Residual
       Certificates ..........................   S-73
Method of Distribution .......................   S-74
Legal Opinions ...............................   S-75
Experts ......................................   S-76
Ratings ......................................   S-76
Legal Investment .............................   S-76
ERISA Considerations .........................   S-77
Annex I ......................................   A-1

                                    SUMMARY

     The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.


Issuer......................   RFMSI Series 2000-S10 Trust.


Title of securities.........   Mortgage Pass-Through Certificates, Series
                               2000-S10.


Depositor...................   Residential Funding Mortgage Securities I,
                               Inc., an affiliate of Residential Funding
                               Corporation.


Master servicer.............   Residential Funding Corporation.


Trustee.....................   Bank One, National Association.


Mortgage pool...............   987 fixed rate mortgage loans with an aggregate
                               principal balance of approximately $339,687,563 as of the cut-off date, secured by first liens on one- to four-family residential properties.


Cut-off date................   August 1, 2000.


Closing date................   On or about August 25, 2000.


Distribution dates..........   Beginning on September 25, 2000 and thereafter
                               on the 25th of each month or, if the 25th is not a business day, on the next business day.


Assumed final
distribution date...........   August 25, 2030. The actual final distribution
                               date could be substantially earlier.


Form of certificates........   Book-entry: Class A-1 through Class A-10 and
                               Class M Certificates.

                               Physical: Class A-P, Class A-V and Class R
                               Certificates.

                               See "Description of the Certificates--Book-Entry Registration of Certain of the Offered Certificates" in this prospectus supplement.

Minimum denominations.......   Class A-1 through Class A-3, Class A-5, Class
                               A-7, Class A-8, Class A-P and Class M-1
                               Certificates: $25,000.


                               Class A-4, Class A-6, Class A-9 and Class A-10
                               Certificates: $1,000.


                               Class M-2 and Class M-3 Certificates: $250,000.


                               Class A-V and Class R Certificates: 20%
                               percentage interests.


Legal investment............   When issued, the Class A, Class R and Class M-1
                               Certificates will, and the Class M-2 and Class
                               M-3 Certificates will not, be "mortgage related securities" for purposes of the Secondary
                               Mortgage Market Enhancement Act of 1984.


                               See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

                                          OFFERED CERTIFICATES
                                               INITIAL
                                 PASS-       CERTIFICATE        INITIAL
                                THROUGH       PRINCIPAL          RATING
CLASS                            RATE          BALANCE        (FITCH/S&P)            DESIGNATIONS
CLASS A CERTIFICATES:
                                                                              Senior/Accretion Directed/
  A-1                         7.75%        $100,000,000         AAA/AAA               Fixed Rate
                                                                              Senior/Accretion Directed/
  A-2                         7.75%        $ 75,000,000         AAA/AAA               Fixed Rate
                                                                              Senior/Accretion Directed/
  A-3                         7.75%        $ 57,018,361         AAA/AAA               Fixed Rate
                                                                              Senior/Accretion Directed/
  A-4                         7.75%        $  1,750,000         AAA/AAA           Retail/Fixed Rate
  A-5                         7.75%        $ 17,688,306         AAA/AAA       Senior/Accrual/Fixed Rate
                                                                                Senior/Insured/Retail/
  A-6                         7.40%        $ 24,500,000         AAA/AAA               Fixed Rate
  A-7                         8.50%        $  9,473,333         AAA/AAA           Senior/Fixed Rate
  A-8                         7.75%        $ 33,750,000         AAA/AAA       Senior/Lockout/Fixed Rate
                                                                              Senior/Accretion Directed/
  A-9                         7.50%        $  3,000,000         AAA/AAA           Retail/Fixed Rate
                                                                              Senior/Accretion Directed/
  A-10                        8.00%        $  3,000,000         AAA/AAA           Retail/Fixed Rate
  A-P                         0.00%        $  1,259,103         AAA/AAA         Senior/Principal Only
                              Variable                                          Senior/Interest Only/
  A-V                           Rate       $          0         AAA/AAA             Variable Rate
Total Class A Certificates:                $326,439,103
CLASS R CERTIFICATES:
  R                           7.75%        $        100         AAA/AAA       Senior/Residual/Fixed Rate
Total senior certificates:                 $326,439,203
CLASS M CERTIFICATES:
  M-1                         7.75%        $  6,794,100          AA/NA           Mezzanine/Fixed Rate
  M-2                         7.75%        $  2,547,700           A/NA           Mezzanine/Fixed Rate
  M-3                         7.75%        $  1,528,600          BBB/NA          Mezzanine/Fixed Rate
Total Class M Certificates:                $ 10,870,400
Total offered certificates:                $337,309,603
                                                               NON-OFFERED CERTIFICATES
CLASS B CERTIFICATES:
  B-1                         7.75%        $  1,019,100          BB/NA          Subordinate/Fixed Rate
  B-2                         7.75%        $    679,400           B/NA          Subordinate/Fixed Rate
  B-3                         7.75%        $    679,460          NA/NA          Subordinate/Fixed Rate
Total Class B Certificates:                $  2,377,960
========================================   ============
Total offered and
non-offered certificates:                  $339,687,563

OTHER INFORMATION:
CLASS A-V:

Variable Rate: Varies according to the weighted average of the excess of the net mortgage rate on each mortgage loan over 7.75%.

The Class A-V Certificates do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount initially equal to $339,687,563.

THE TRUST
The depositor will establish a trust with respect to the Series 2000-S10 Certificates under a pooling and servicing agreement dated as of August 1, 2000, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust Each certificate will represent a partial ownership interest in the trust.


THE MORTGAGE POOL

The mortgage loans to be deposited into the trust have the following characteristics as of the cut-off date:



                                           WEIGHTED
                         RANGE              AVERAGE
                  -------------------   --------------
Principal         $26,075 to
  balance         $999,410              $344,162*
Mortgage
  rate            6.750% to 9.750%       8.4728%
Remaining
maturity
(months)          239 to 360             358

* Indicates average principal balance

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.


DISTRIBUTIONS ON THE OFFERED
CERTIFICATES

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

o collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections plus

o  advances for delinquent payments minus

o the fees and expenses of the subservicers and the master servicer, including reimbursement for advances, and the premium on the certificate guaranty insurance policy.

See "Description of the Certificates---- Glossary of Terms----Available Distribution Amount" in this prospectus supplement.

Priority of distributions. Distributions on the offered certificates will be made from available amounts as described in this prospectus supplement as follows:

o  Distribution of interest to the interest-bearing senior certificates

o  Distribution of principal to the Class A-P Certificates

o Distribution of principal to the remaining senior certificates entitled to principal

o  Payment to master servicer for certain unreimbursed advances

o  Distribution to the Class M Certificates in the following order:

   o  Interest to the Class M-1 Certificates

   o  Principal to the Class M-1 Certificates

   o  Interest to the Class M-2 Certificates

   o  Principal to the Class M-2 Certificates

   o  Interest to the Class M-3 Certificates

   o  Principal to the Class M-3 Certificates

Interest distributions. The amount of interest owed to each class of interest-bearing certificates on each distribution date will equal:

o  the pass-through rate for that class of certificates multiplied by

o the principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

o  1/12th minus

o  the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates-- Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the distribution date in September 2005, all principal prepayments on the mortgage loans will be distributed among the senior certificates, other than the Class A-8 Certificates and Class A-V Certificates, unless the remaining interest-bearing senior certificates entitled to principal distributions are no longer outstanding. Not all outstanding senior certificates will receive principal on each distribution date. The Class A-P Certificates receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than 7.75%. The Class A-V Certificates are not entitled to receive any principal distributions.

See "Description of the Certificates-- Principal Distributions on the Senior Certificates," "--Principal Distributions on the Retail Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement.


CREDIT ENHANCEMENT

Allocation of losses. Most losses on the mortgage loans will be allocated in full to the first class listed below with a principal balance greater than zero:

   o  Class B-3

   o  Class B-2

   o  Class B-1

   o  Class M-3

   o  Class M-2

   o  Class M-1

When this occurs, the principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If none of the Class M Certificates or Class B Certificates are outstanding, losses on the mortgage loans will be allocated proportionately among the senior certificates, subject to the special rules mentioned below. All of these losses allocated to the Class A-6 Certificates will be covered by a certificate guaranty insurance policy to be issued by Ambac Assurance Corporation. See "Description of the Certificates--The Policy" in this prospectus supplement.

Not all losses will be allocated in the priority described in the third preceding paragraph. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, or bankruptcy of a mortgagor will be allocated as described in the third preceding paragraph only up to specified amounts. Losses of these types in excess of the specified amounts and losses due to other extraordinary events will be allocated proportionately among all outstanding classes of certificates except as stated in the following paragraph. Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the senior certificates for these losses. Any such losses allocated to the Class A-6 Certificates will be covered by the certificate guaranty insurance policy. See "Description of the Certificates--The Policy" in this prospectus supplement.


Special loss allocation for Class A-P Certificates. Whenever losses are allocated to the senior certificates, the Class A-P Certificates will share in the loss only if the mortgage loan had a net mortgage rate less than 7.75%. In that case, the Class A-P Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.


See "Description of the Certificates-- Allocation of Losses; Subordination" in this prospectus supplement.


Priority of distributions. All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates as described in this prospectus supplement during the first nine years after the closing date. This provides additional credit enhancement for the senior certificates by reserving a greater portion of the principal balances of the Class M Certificates and Class B Certificates for absorption of losses.

ADVANCES

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates-- Advances" in this prospectus supplement.



OPTIONAL TERMINATION

On any distribution date on which the aggregate principal balance of the mortgage loans is less than 10% of their aggregate principal balance as of the cut-off date, the master servicer or the depositor will have the option to:

o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates;

   or

o  purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus.


RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause holders of the Class A-V Certificates to fail to fully recover their initial investments.

See "Ratings" in this prospectus supplement.


LEGAL INVESTMENT

When issued, the Class A, Class R and Class M-1 Certificates will, and the Class M-2 and Class M-3 Certificates will not, be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.


ERISA CONSIDERATIONS

The Class A Certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the Class M Certificates and the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement. If you invest in a Class M Certificate, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.



TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as a real estate mortgage investment conduit. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will be the sole residual interest in the real estate mortgage investment conduit.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.


     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.


     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:


RISK OF LOSS


The return on your       Losses on the mortgage loans may occur due to a wide variety
certificates may be      of causes, including a decline in real estate values, and adverse
affected by losses on    changes in the borrower's financial condition. A decline in real
the mortgage loans,      estate values or economic conditions nationally or in the
which could occur        regions where the mortgaged properties are concentrated may
due to a variety of      increase the risk of losses on the mortgage loans.
causes.

The return on your       One risk of investing in mortgage-backed securities is created
certificates may be      by any concentration of the related properties in one or more
particularly sensitive   geographic regions. Approximately 40.0% of the cut-off date
to changes in real       principal balance of the mortgage loans are located in
estate markets in        California. If the regional economy or housing market
specific regions.        weakens in California, or in any other region having a
                         significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to
                         certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events,
                         including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.

The return on your      The only credit enhancement for the senior certificates (other
certificates will be    than the Class A-6 Certificates) will be the subordination
reduced if losses       provided by the Class M Certificates and Class B Certificates.
exceed the credit       Additional credit enhancement will be provided for the
enhancement             Class A-6 Certificates by a certificate guaranty insurance
available to your       policy. The only credit enhancement for the Class M
certificates.           Certificates will be the subordination provided by the Class B
                        Certificates and by any class of Class M Certificates with a lower payment priority. You should also be aware that the
                        credit enhancement provided for some types of losses is
                        limited, except in the case of the Class A-6 Certificates.

The value of your       If the performance of the mortgage loans is substantially worse
certificates may be     than assumed by the rating agencies, the ratings of any class of
reduced if losses are   the certificates may be lowered in the future. This would
higher than expected.   probably reduce the value of those certificates. None of the depositor, the master servicer or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

LIMITED OBLIGATIONS
Payments on the         The certificates represent interests only in the RFMSI
mortgage loans are      Series 2000-S10 Trust. The certificates do not represent an
the primary source of   ownership interest in or obligation of the depositor, the master
payments on your        servicer or any of their affiliates. If proceeds from the assets of
certificates.           the RFMSI Series 2000-S10 Trust are not sufficient to make all payments provided for under the pooling and servicing
                        agreement, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.
                        Losses allocated to the Class A-6 Certificates will be covered by a certificate guaranty insurance policy.

LIQUIDITY RISKS
You may have to hold    A secondary market for your certificates may not develop.
your certificates to    Even if a secondary market does develop, it may not continue
maturity if their       or it may be illiquid. Neither the underwriter nor any other
marketability is        person will have any obligation to make a secondary market in
limited.                your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

                         Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment
                         requirements of limited categories of investors.
SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS
The yield on your        The yield to maturity on each class of offered certificates will
certificates will vary   depend on a variety of factors, including:
depending on the rate
of prepayments.

                          o  the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;
                          o  the pass-through rate for that class;
                          o  interest shortfalls due to mortgagor prepayments; and
                          o  the purchase price of that class.

                         The rate of prepayments is one of the most important and least predictable of these factors.

                         In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated.
                         Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of             Since mortgagors, in most cases, can prepay their mortgage
prepayments on the      loans at any time, the rate and timing of principal distributions
mortgage loans will     on the offered certificates are highly uncertain. Generally,
vary depending on       when market interest rates increase, borrowers are less likely
future market           to prepay their mortgage loans. This could result in a slower
conditions, and other   return of principal to you at a time when you might have been
factors.                able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are
                        generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an
                        interest rate as high as the pass-through rate on your class of certificates.

                        Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may
                        increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer or their affiliates, and may include streamlined documentation programs as well as programs under which a
                        mortgage loan is modified to reduce the interest rate.

The yield on your       The offered certificates of each class have different yield
certificates will be    considerations and different sensitivities to the rate and timing
affected by the         of principal distributions. The following is a general discussion
specific terms that     of yield considerations and prepayment sensitivities of each
apply to that class,    class.
discussed below.

  Class A               The Class A Certificates are subject to various priorities for
   Certificates         payment of principal. Distributions of principal on the Class A
                        Certificates with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. Those classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans experienced both before
                        and after the commencement of principal distributions on
                        those classes, and will be more likely to be affected by losses on the mortgage loans not covered by the credit enhancement.

                        See "Description of the Certificates--Principal Distributions on
                        the Senior Certificates" in this prospectus supplement.

  Class A-5        Because the Class A-5 Certificates are not entitled to receive
   Certificates    any distributions of interest for some period of time, these certificates will likely experience significant price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.

 Class A-4,        The Class A-4, Class A-6, Class A-9 and Class A-10
   Class A-6,      Certificates will receive a portion of principal payments after
   Class A-9 and   some of the other classes of Class A Certificates have received
   Class A-10      principal payments. Therefore, an investor's yield on the Class
   Certificates    A-4, Class A-6, Class A-9 and Class A-10 Certificates will be sensitive to the rate and timing of those distributions and therefore those certificates would not be an appropriate
                   investment for any investor requiring a distribution of a
                   particular amount of principal or interest on a specific date or dates. IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE,
                   INVESTORS IN THE CLASS A-4, CLASS A-6, CLASS A-9 AND CLASS A-10
                   CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE
                   AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

                   Investors in the Class A-4, Class A-6, Class A-9 and Class
                   A-10 Certificates should be aware that payments of principal on those certificates will be allocated according to a random lot procedure. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

                   See "Description of the Certificates--Principal Distributions on
                   the Retail Certificates" in this prospectus supplement.

  Class A-6        Losses on mortgage loans that are allocated to the Class A-6
   Certificates    Certificates will be covered by the certificate guaranty
                   insurance policy provided by Ambac Assurance Corporation,
                   as described in this prospectus supplement. Additionally, some interest shortfalls allocated to the Class A-6 Certificates will be offset to the extent that funds are available in the reserve fund described in this prospectus supplement and, to the extent that funds are not so available, by the certificate guaranty
                   insurance policy.

                   See "Description of the Certificates--Interest Distributions" and
                   "--The Policy" in this prospectus supplement.

  Class A-8       It is not expected that the Class A-8 Certificates will receive
   Certificates   any distributions of principal until the distribution date in
                  September 2005. Until the distribution date in
                  September 2009, the Class A-8 Certificates may receive a
                  portion of principal payments that is smaller than its pro rata share of principal payments.

  Class A-P       The Class A-P Certificates will receive a portion of the
   Certificates   principal payments only on the mortgage loans that have net mortgage rates lower than 7.75%. Therefore, the yield on the
                  Class A-P Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates lower than 7.75%.

                  Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than 7.75% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

  Class A-V       The Class A-V Certificates will receive a portion of the
   Certificates   interest payments only from mortgage loans that have net
                  mortgage rates higher than 7.75%. Therefore, the yield on the
                  Class A-V Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the
                  mortgage loans that have net mortgage rates higher than
                  7.75%.

                  Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than 7.75% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class A-V
                  Certificates will be adversely affected. Investors in the Class A-V Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than 7.75% could result in the failure of such investors to fully recover their investments.

  Class M         The yield to investors in each class of the Class M Certificates
   Certificates   will be sensitive to the rate and timing of losses on the
                  mortgage loans, if those losses are not covered by a more
                  subordinate class of Class M Certificates or the Class B
                  Certificates.

                          It is not expected that the Class M Certificates will receive any distributions of principal prepayments until the distribution date in September 2005. After that date, all or a
                          disproportionately large portion of principal prepayments on the mortgage loans may be allocated to the senior certificates, and none or a disproportionately small portion of principal prepayments may be paid to the holders of the Class M
                          Certificates and Class B Certificates. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

The recording of          The mortgages or assignments of mortgage for some of the
mortgages in the          mortgage loans have been or may be recorded in the name of
name of MERS may          Mortgage Electronic Registration Systems, Inc., or MERS,
affect the yield on the   solely as nominee for the originator and its successors and
certificates.             assigns. Subsequent assignments of those mortgages are
                          registered electronically through the MERS (Registered Trademark)  System.
                          However, if MERS discontinues the MERS (Registered Trademark)  System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.

                          The recording of mortgages in the name of MERS is a new
                          practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                          For additional information regarding MERS and the MERS (Registered Trademark)
                          System, see "Description of the Mortgage Pool--Mortgage Pool
                          Characteristics" and "Certain Yield and Prepayment
                          Considerations" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the
                          prospectus.

                                 INTRODUCTION

     The depositor will establish a trust with respect to Series 2000-S10 on the closing date, under a series supplement, dated as of August 1, 2000, to the standard terms of pooling and servicing agreement, dated as of December 1, 1999, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust a pool of mortgage loans, that in the aggregate will constitute a mortgage pool, secured by one- to four-family residential properties with terms to maturity of not more than 30 years.

     Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."


                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The mortgage pool will consist of 987 mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on the cut-off date, of approximately $339,687,563. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential real properties and, in the case of four of the mortgage loans, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease. The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of conventional, fixed-rate, fully-amortizing, level monthly payment first mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

     All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of 6.7% of the mortgage loans, which were purchased by the depositor through its affiliate, Residential Funding, from HomeComings Financial Network, Inc., a wholly-owned subsidiary of the master servicer. 0.9% of the mortgage loans were purchased from and are being or will be subserviced by GMAC Mortgage Corporation, an affiliate of the master servicer. 18.4% and 11.2% of the mortgage loans were purchased from and are being subserviced by Citicorp Mortgage, Inc. and First Nationwide Mortgage, respectively, each an unaffiliated seller. Except as described in the preceding sentence, no unaffiliated seller sold more than 10.1% of the mortgage loans to Residential Funding. 39.5% of the mortgage loans are being or will be subserviced by HomeComings Financial Network, Inc.

     Under the terms of the pooling and servicing agreement, the depositor will assign the representations and warranties made by the related sellers of the mortgage loans to the trustee for the benefit of the certificateholders and will also make limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. To the best of the depositor's knowledge, none of the mortgage loans were sold to Residential Funding by unaffiliated sellers that are institutions which are currently in receivership or conservatorship or involved in other insolvency or bankruptcy proceedings, or are no longer in existence.

     To the extent that any seller of the mortgage loans does not repurchase a mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan, neither the depositor nor Residential Funding will be required to repurchase the mortgage loan unless:

   o the breach also constitutes a breach of one of the depositor's or Residential Funding's representations and warranties with respect to that mortgage loan and

   o the breach materially and adversely affects the interests of the certificateholders in any such mortgage loan.

     In addition, neither the depositor nor Residential Funding will be required to repurchase any mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan if the substance of any such breach also constitutes fraud in the origination of the affected mortgage loan. A limited amount of losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the Class M Certificates and Class B Certificates as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses; Subordination" and all such losses allocated to the Class A-6 Certificates will be covered by the certificate guaranty insurance policy. See "Description of the Certificates--The Policy" in this prospectus supplement.


MORTGAGE POOL CHARACTERISTICS

     None of the mortgage loans will have been originated prior to February 23, 1998 or will have a maturity date later than August 1, 2030. No mortgage loan will have a remaining term to maturity as of the cut-off date of less than 239 months. The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 360 months. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

     The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS (Registered Trademark) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS (Registered Trademark) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--General" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the prospectus.

     As of the cut-off date, none of the mortgage loans will be one month or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

     Approximately 0.2% of the mortgage loans will be Buy-Down Mortgage Loans.

     No mortgage loan provides for deferred interest or negative amortization.

     Five mortgage loans, representing approximately 0.8% of the aggregate principal balance of the mortgage loans, are Pledged Asset Mortgage Loans. See "The Trusts--The Mortgage Loans" in the prospectus.

     For purposes of the table below entitled "Original Loan-To-Value Ratios," the LTV ratio of each Pledged Asset Mortgage Loan was calculated by reducing the principal balance of the Pledged Asset Mortgage Loan by the amount of Pledged Assets with respect to that mortgage loan.

     Included below is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.


                           CREDIT SCORE DISTRIBUTION





                               NUMBER OF         PRINCIPAL       PERCENT OF
CREDIT SCORE RANGE          MORTGAGE LOANS        BALANCE       MORTGAGE POOL
------------------------   ----------------   --------------   --------------
620 - 639 ..............           37         $10,402,468            3.06
640 - 659 ..............           55          15,847,958            4.67
660 - 679 ..............           61          20,653,457            6.08
680 - 699 ..............          105          34,073,411           10.03
700 - 719 ..............          115          40,988,196           12.07
720 - 739 ..............          137          49,161,308           14.47
740 - 759 ..............          171          60,301,109           17.75
760 - 779 ..............          176          63,046,994           18.56
780 - 799 ..............          111          38,517,903           11.34
800 or Greater .........           19           6,694,760            1.97
                                  ---         -----------           -----
Total Pool .............          987         339,687,563          100.00
                                  ===         ===========          ======

     Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.


                                MORTGAGE RATES





                              NUMBER OF         PRINCIPAL        PERCENT OF
MORTGAGE RATES (%)         MORTGAGE LOANS        BALANCE        MORTGAGE POOL
-----------------------   ----------------   ---------------   --------------
6.750 - 6.874 .........            1          $    244,081           0.07%
6.875 - 6.999 .........            2               767,746           0.23
7.000 - 7.124 .........            8             2,800,582           0.82
7.125 - 7.249 .........            4             1,971,216           0.58
7.250 - 7.374 .........            1               277,952           0.08
7.375 - 7.499 .........            2               551,696           0.16
7.500 - 7.624 .........            2               531,211           0.16
7.625 - 7.749 .........            2               624,637           0.18
7.750 - 7.874 .........            4             1,329,554           0.39
7.875 - 7.999 .........           21             6,781,671           2.00
8.000 - 8.124 .........           51            18,501,635           5.45
8.125 - 8.249 .........           52            17,962,294           5.29
8.250 - 8.374 .........           91            35,262,655          10.38
8.375 - 8.499 .........          148            53,579,278          15.77
8.500 - 8.624 .........          174            61,580,234          18.13
8.625 - 8.749 .........          138            50,370,035          14.83
8.750 - 8.874 .........          113            38,062,991          11.21
8.875 - 8.999 .........           97            31,848,549           9.38
9.000 - 9.124 .........           32             8,698,005           2.56
9.125 - 9.249 .........           18             3,472,081           1.02
9.250 - 9.374 .........           12             2,886,082           0.85
9.375 - 9.499 .........            1               263,732           0.08
9.500 - 9.624 .........            5               738,165           0.22
9.625 - 9.749 .........            1                83,520           0.02
9.750 - 9.874 .........            7               497,962           0.15
                                 ---          ------------          -----
Total .................          987          $339,687,563         100.00%
                                 ===          ============         ======

     As of the cut-off date, the weighted average mortgage rate will be approximately 8.4728% per annum.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES





                                       NUMBER OF         PRINCIPAL         PERCENT OF
ORIGINAL MORTGAGE LOAN BALANCE      MORTGAGE LOANS        BALANCE        MORTGAGE LOANS
--------------------------------   ----------------   ---------------   ---------------
$      0 -   100,000............           40          $  2,822,816            0.83%
 100,001 -   200,000 ...........           68            10,267,034            3.02
 200,001 -   300,000 ...........          268            74,564,049           21.95
 300,001 -   400,000 ...........          375           129,275,874           38.06
 400,001 -   500,000 ...........          135            60,911,490           17.93
 500,001 -   600,000 ...........           50            27,511,090            8.10
 600,001 -   700,000 ...........           45            29,111,872            8.57
 700,001 -   800,000 ...........            2             1,489,574            0.44
 800,001 -   900,000 ...........            2             1,734,979            0.51
 900,001 - 1,000,000 ...........            2             1,998,784            0.59
                                          ---          ------------           -----
Total ..........................          987          $339,687,563          100.00%
                                          ===          ============          ======

   As of the cut-off date, the average unpaid principal balance will be approximately $344,162.


                              ORIGINAL LTV RATIO





                               NUMBER OF         PRINCIPAL        PERCENT OF
ORIGINAL LTV RATIO (%)      MORTGAGE LOANS        BALANCE       MORTGAGE LOANS
------------------------   ----------------   --------------   ---------------
 0.01 - 50.00 ..........           46         $ 16,524,399            4.86%
50.01 - 55.00 ..........           29           10,178,035            3.00
55.01 - 60.00 ..........           40           15,316,811            4.51
60.01 - 65.00 ..........           57           19,864,708            5.85
65.01 - 70.00 ..........           83           31,106,687            9.16
70.01 - 75.00 ..........          101           32,675,024            9.62
75.01 - 80.00 ..........          501          181,231,250           53.35
80.01 - 85.00 ..........           13            3,923,022            1.15
85.01 - 90.00 ..........           66           19,567,995            5.76
90.01 - 95.00 ..........           51            9,299,632            2.74
                                  ---         ------------           -----
Total ..................          987         $339,687,563          100.00%
                                  ===         ============          ======

     The weighted average LTV ratio at origination of the Mortgage Loans will be 74.61%.

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES





                              NUMBER OF         PRINCIPAL         PERCENT OF
STATE                      MORTGAGE LOANS        BALANCE        MORTGAGE LOANS
-----------------------   ----------------   ---------------   ---------------
California ............          367          $135,818,540           39.98%
New York ..............           78            28,301,293            8.33
Virginia ..............           49            16,920,760            4.98
Texas .................           51            16,713,157            4.92
Florida ...............           48            15,337,044            4.52
New Jersey ............           36            13,970,985            4.11
Massachusetts .........           33            11,708,615            3.45
Colorado ..............           36            10,905,639            3.21
Other (1) .............          289            90,011,529           26.50
                                 ---          ------------           -----
Total .................          987          $339,687,563          100.00%
                                 ===          ============          ======

----------
(1) Other includes states and the District of Columbia with under 3% concentrations individually.



     No more than 0.7% will be secured by mortgaged properties located in any one zip code area in California and no more than 0.9% will be secured by mortgaged properties located in any one zip code area outside California.


                             MORTGAGE LOAN PURPOSE





                                    NUMBER OF         PRINCIPAL         PERCENT OF
LOAN PURPOSE                     MORTGAGE LOANS        BALANCE        MORTGAGE LOANS
-----------------------------   ----------------   ---------------   ---------------
Purchase ....................          804          $279,545,862           82.30%
Rate/Term Refinance .........          128            42,874,162           12.62
Equity Refinance ............           55            17,267,538            5.08
                                       ---          ------------           -----
Total .......................          987          $339,687,563          100.00%
                                       ===          ============          ======

     The weighted average LTV ratio at origination of rate and term refinance mortgage loans will be 71.40%. The weighted average LTV ratio at origination of equity refinance mortgage loans will be 61.77%.


                       MORTGAGE LOAN DOCUMENTATION TYPES





                                      NUMBER OF         PRINCIPAL         PERCENT OF
DOCUMENTATION TYPE                 MORTGAGE LOANS        BALANCE        MORTGAGE LOANS
-------------------------------   ----------------   ---------------   ---------------
Full Documentation ............   887                 $310,219,609           91.32%
Reduced Documentation .........   100                   29,467,954            8.68
                                  ---                 ------------           -----
Total .........................   987                 $339,687,563          100.00%
                                  ===                 ============          ======

     The weighted average LTV ratio at origination which were underwritten under a reduced loan documentation program will be 64.45%. No more than 54.6% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

                                OCCUPANCY TYPES





                                  NUMBER OF         PRINCIPAL         PERCENT OF
OCCUPANCY TYPE                 MORTGAGE LOANS        BALANCE        MORTGAGE LOANS
---------------------------   ----------------   ---------------   ---------------
Primary Residence .........          959          $329,899,669           97.12%
Second/Vacation ...........           28             9,787,894            2.88
                                     ---          ------------           -----
Total .....................          987          $339,687,563          100.00%
                                     ===          ============          ======

                           MORTGAGED PROPERTY TYPES





                                                     NUMBER OF         PRINCIPAL         PERCENT OF
PROPERTY TYPE                                     MORTGAGE LOANS        BALANCE        MORTGAGE LOANS
----------------------------------------------   ----------------   ---------------   ---------------
Single-family detached .......................          713          $248,636,225           73.20%
Planned Unit Developments (detached) .........          213            72,313,363           21.29
Two- to four-family units ....................            9             2,557,931            0.75
Condo Low-Rise (less than 5 stories) .........           27             7,564,358            2.23
Condo Mid-Rise (5 to 8 stories) ..............            2               654,806            0.19
Condo High-Rise (9 stories or more) ..........            6             2,959,992            0.87
Townhouse ....................................            2               659,793            0.19
Planned Unit Developments (attached) .........           11             3,164,288            0.93
Cooperative Units ............................            4             1,176,806            0.35
                                                        ---          ------------           -----
Total ........................................          987          $339,687,563          100.00%
                                                        ===          ============          ======

                 NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS





                              NUMBER OF        PRINCIPAL       PERCENT OF
NET MORTGAGE RATE (%)      MORTGAGE LOANS       BALANCE       MORTGAGE POOL
-----------------------   ----------------   -------------   --------------
6.470 .................            2         $   883,359           0.26%
6.595 .................            2             767,746           0.23
6.720 .................            7           2,161,304           0.64
6.845 .................            4           1,971,216           0.58
6.970 .................            1             277,952           0.08
7.095 .................            2             551,696           0.16
7.220 .................            2             531,211           0.16
7.345 .................            3             920,683           0.27
7.470 .................            7           2,574,718           0.76
7.595 .................           23           7,377,817           2.17
7.720 .................           57          21,114,813           6.22
                                  --         -----------           ----
Total .................          110         $39,132,515          11.52%
                                 ===         ===========          =====

     As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.21753692%.


     Certain aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Cooperative Loans" in the prospectus.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE


     Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, to the best of the depositor's knowledge, each mortgage loan with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 30% of the principal balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, except with respect to two mortgage loans with an LTV ratio between 95.00% and 90.01% which will each have a primary insurance policy covering at least 25% of the balance of that mortgage loan at origination, at least 25% of the balance if the LTV ratio is between 90.00% and 85.01%, except with respect to one mortgage loan with an LTV ratio between 90.00% and 85.01% which will have a primary insurance policy covering at least 20% of the balance of that mortgage loan at origination, and at least 12% of the balance if the LTV ratio is between 85.00% and 80.01%. Five Pledged Asset Mortgage Loans representing approximately 0.8% of the aggregate principal balance of the mortgage loans will be secured by Pledged Assets in addition to the related mortgaged property and in lieu of any primary mortgage insurance.


     Substantially all of the primary insurance policies were issued by General Electric Mortgage Insurance Corporation, Mortgage Guaranty Insurance Corporation, Triad Guaranty, United Guaranty Residential Insurance Company, PMI Mortgage Insurance Company, Commonwealth Mortgage Assurance Company or Republic Mortgage Insurance Company, which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Mortgage Loans" in the prospectus.


ADDITIONAL INFORMATION


     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.


     A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 2000-S10 Mortgage Pass-Through Certificates will include the following thirteen classes of Senior Certificates:

   -  Class A-1 Certificates;

   -  Class A-2 Certificates;

   -  Class A-3 Certificates;

   -  Class A-4 Certificates;

   -  Class A-5 Certificates, or the Accrual Certificates;

   -  Class A-6 Certificates, or the Insured Certificates;

   -  Class A-7 Certificates;

   -  Class A-8 Certificates, or the Lockout Certificates;

   -  Class A-9 Certificates;

   - Class A-10 Certificates, and together with the Class A-4 Certificates, Class A-6 Certificates and Class A-9 Certificates, the Retail Certificates;

   -  Class A-P Certificates, or the Principal Only Certificates;

   -  Class A-V Certificates, or the Variable Strip Certificates; and

   -  Class R Certificates, or the Residual Certificates.

     The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-9 Certificates and Class A-10 Certificates are collectively referred to in this prospectus supplement as the Accretion Directed Certificates. In addition to the Senior Certificates, the Series 2000-S10 Mortgage Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates. Only the Senior Certificates and Class M Certificates are offered hereby. See "Index of Principal Definitions" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

     The Insured Certificates will be entitled to the benefits of a certificate guaranty insurance policy, or the policy, to be issued by Ambac Assurance Corporation, referred to in this prospectus supplement as the insurer. The insurer shall be subrogated to the rights of each holder of an Insured Certificate to receive distributions, as applicable, on those Insured Certificates to the extent of any payment by the insurer under the policy.

     The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

   -  the mortgage loans;

   - the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

   - property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

   - any applicable primary insurance policies and primary hazard insurance policies; and

   -  all proceeds of any of the foregoing.

     The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 96.10% in the trust. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 2.00%, 0.75%, 0.45%, 0.30%, 0.20% and 0.20%, respectively, in the trust.

     The Senior Certificates, other than the Class A-P, Class A-V and Class R Certificates, and the Class M Certificates will be available only in book-entry form through facilities of The Depository Trust Company, and are collectively referred to as the DTC registered certificates. The DTC registered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The DTC registered certificates, other than the Retail Certificates, will be issued in minimum denominations of $25,000, or $250,000 in the case of the Class M-2 Certificates and Class M-3 Certificates, and integral multiples of $1 in excess thereof. The Retail Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Class A-P Certificates will be issued in registered, certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, except for one Class A-P Certificate evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such class of certificates. The Variable Strip Certificates and Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class R Certificate, as otherwise described in this prospectus supplement under "Material Federal Income Tax Consequences."

     The DTC registered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this prospectus supplement under "--Book-Entry Registration of Certain of the Offered Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this prospectus supplement:

  - all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants, and

  - all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.


BOOK-ENTRY REGISTRATION OF CERTAIN OF THE OFFERED CERTIFICATES

     General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC registered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the related DTC registered certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the related DTC registered certificates, it is anticipated that the only registered certificateholder of the DTC registered certificates will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of DTC registered certificates among participants and to receive and transmit distributions of principal of, and interest on, the DTC registered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the DTC registered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the DTC registered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the DTC registered certificates.

     None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Form of Certificates."

     Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates," the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

     For additional information regarding DTC and the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.


GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     ACCRETION TERMINATION DATE--The earlier to occur of (i) the distribution date on which the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

     ACCRUAL DISTRIBUTION AMOUNT--On each distribution date preceding the Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-5 Certificates for such date which will be added to the Certificate Principal Balance of the Class A-5 Certificates and distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-9 and Class A-10 Certificates, in the manner and priority set forth in this prospectus supplement, as principal in reduction of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-9 and Class A-10 Certificates. The amount that is added to the Certificate Principal Balance of the Class A-5 Certificates will accrue interest at a rate of 7.75% per annum. On each distribution date on or after the Accretion Termination Date, the entire Accrued Certificate Interest on the Class A-5 Certificates for that date will be payable to the holders of the Class A-5 Certificates, as interest, to the extent not required to fully reduce the Certificate Principal Balance of the Class A-1 Certificates to zero on the Accretion Termination Date; provided, however, that if the Accretion Termination Date is the Credit Support Depletion Date, the entire Accrual Distribution Amount for that date will be payable as interest to the holders of the Class A-5 Certificates.

     ACCRUED CERTIFICATE INTEREST--With respect to any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Variable Strip Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Variable Strip Certificates, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered with respect to the Senior Certificates by the subordination provided by the Class B Certificates and Class M Certificates and, only with respect to the Insured Certificates, by the additional credit enhancement provided by the Reserve Fund and the policy, as applicable, after depletion of any applicable subordination and, with respect to the Class M Certificates to the extent not covered by the subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

     (i) any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

     (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses not allocated through subordination;

     (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

     (iv) any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     AVAILABLE DISTRIBUTION AMOUNT--For any distribution date, an amount equal to the aggregate of:

  - the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees and the premium on the certificate guaranty insurance policy;

  - all unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

  - all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.


     In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs and the determination date is the 20th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

     CERTIFICATE PRINCIPAL BALANCE--For any offered certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, plus, in the case of the Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of the Accrual Certificates on each distribution date on or prior to the Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby multiplied by the excess, if any, of
(i) the then-aggregate Stated Principal Balance of all of the mortgage loans over (ii) the then-aggregate Certificate Principal Balance of all other classes of certificates then outstanding, not taking into consideration any reduction in the Certificate Principal Balances of the Retail Certificates due to withdrawals of funds from the related Rounding Accounts.

     CLASS A-P COLLECTION SHORTFALL--With respect to each Final Disposition of a Discount Mortgage Loan in connection with each distribution date or any prior distribution date, the extent that the amount included under clause (iii) of the definition of Class A-P Distribution Amount for that distribution date was less than the amount described in (a) under clause (iii) of the definition of Class A-P Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Class A-P Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates, shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the Class B-1 Certificates and Class B-2 Certificates and (ii) second, the Class M Certificates, in each case in reverse order of their payment priority.

     CLASS A-P DISTRIBUTION AMOUNT--On each distribution date, a distribution allocable to principal made to holders of the Class A-P Certificates from the Available Distribution Amount remaining after the Senior Interest Distribution Amount, other than the Accrual Distribution Amount, is distributed, equal to the aggregate of:

     (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan due on the related due date, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

     (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month, other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (iii) below, including full and partial mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds and Insurance Proceeds, to the extent applied as recoveries of principal;

     (iii) in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

     (iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

     (v) an amount equal to the aggregate of the Class A-P Collection Shortfalls, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause
   (v) shall only be made to the extent of Eligible Funds (as described in the definition of Eligible Funds) on any distribution date.

     CLASS M PERCENTAGE--With respect to the Class M-1, Class M-2 and Class M-3 Certificates and any distribution date, a percentage that will initially equal approximately 2.01%, 0.75% and 0.45%, respectively, and each will in no event exceed 100%. The Class M-1, Class M-2 and Class M-3 Percentages will each be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the related Discount Fraction of each Discount Mortgage Loan, immediately prior to that distribution date. The initial Class M-1, Class M-2 and Class M-3 Percentages are greater than the initial percentage interests in the trust evidenced by the Class M-1, Class M-2 and Class M-3 Certificates, respectively, because the Class M-1, Class M-2 and Class M-3 Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

     CREDIT SUPPORT DEPLETION DATE--The first distribution date on which the Senior Percentage equals 100%.

     DECEASED HOLDER--A beneficial owner of a Retail Certificate who was a natural person living at the time that holder's interest was acquired and whose executor or other authorized representative causes to be furnished to the participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

     DISCOUNT FRACTION--With respect to each Discount Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is 7.75% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is 7.75%. The Class A-P Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans.

     DISCOUNT MORTGAGE LOAN--Any mortgage loan with a Net Mortgage Rate less than 7.75% per annum.

     ELIGIBLE FUNDS--On any distribution date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount, determined without regard to clause (iv) of its definition, the Class A-P Distribution Amount, determined without regard to clause (v) of its definition, and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

     EXCESS BANKRUPTCY LOSSES--Bankruptcy Losses in excess of the Bankruptcy Amount.

     EXCESS FRAUD LOSSES--Fraud Losses in excess of the Fraud Loss Amount.

     EXCESS SPECIAL HAZARD LOSSES--Special Hazard Losses in excess of the Special Hazard Amount.

     EXCESS SUBORDINATE PRINCIPAL AMOUNT--With respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the definition of "Class A-P Distribution Amount."

     FINAL DISPOSITION--With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.


     GUARANTEED DISTRIBUTION--With respect to the Insured Certificates together, (i) one full month's interest on the Certificate Principal Balance of the Insured Certificates at the respective pass-through rate indicated in the table on page S-5 in this prospectus supplement, net of (a) any Prepayment Interest Shortfalls allocated to the Insured Certificates offset by the master servicer or covered by the Reserve Fund, and (b) any interest shortfalls relating to the Relief Act allocated to the Insured Certificates, (ii) the principal portion of any Realized Loss allocated to the Insured Certificates and (iii) the Certificate Principal Balance of the Insured Certificates to the extent unpaid on the final distribution date or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement.

     INTEREST ACCRUAL PERIOD--For all classes of certificates, the calendar month preceding the month in which the distribution date occurs.

     LOCKOUT PERCENTAGE--For any distribution date occurring prior to the distribution date in September 2005, 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

     - for any distribution date during the sixth year after the closing date, 30%;

     - for any distribution date during the seventh year after the closing date, 40%;

     - for any distribution date during the eighth year after the closing date, 60%;

     - for any distribution date during the ninth year after the closing date, 80%; and

     - for any distribution date thereafter, 100%.

     NON-DISCOUNT MORTGAGE LOAN--The mortgage loans other than the Discount Mortgage Loans.

     NOTIONAL AMOUNT--As of any date of determination, the Notional Amount of the Variable Strip Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans immediately prior to that date. Reference to a Notional Amount with respect to any Variable Strip Certificate is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

     PREFERENCE AMOUNT--With respect to the Insured Certificates, any payment of a Guaranteed Distribution on an Insured Certificate which has become due for payment under the pooling and servicing agreement and which is made to a holder of an Insured Certificate by or on behalf of the trustee which has been deemed a preferential transfer and theretofore recovered from the holder of an Insured Certificate pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     RESERVE FUND--A fund established at the time of the issuance of the certificates solely for the benefit of the Insured Certificates by an initial deposit into the Reserve Fund of approximately $24,500 by the underwriter. The Reserve Fund will be maintained by the trustee in a separate account. The Reserve Fund will be beneficially owned by the underwriter and will not be an asset of the trust. A withdrawal will be made on each distribution date from amounts on deposit in the Reserve Fund, to the extent funds are available therein, to cover any Prepayment Interest Shortfalls allocated to the Insured Certificates that were not offset by the master servicer. Once the Reserve Fund has been reduced to zero, the policy will cover any Prepayment Interest Shortfalls allocated to the Insured Certificates that were not offset by the master servicer. The balance of any amount remaining in the Reserve Fund on the distribution date on which the Certificate Principal Balance of the Insured Certificates has been reduced to zero will be distributed to the underwriter.

     ROUNDING ACCOUNT--With respect to each class of Retail Certificates, a separate non-interest bearing account to be established on the closing date for each class of Retail Certificates with a $999.99 deposit by the underwriter in each account.

     SENIOR ACCELERATED DISTRIBUTION PERCENTAGE--For any distribution date occurring prior to the distribution date in September 2005, 100%. The Senior Accelerated Distribution Percentage for any distribution date occurring after the first five years following the closing date will be as follows:

  - for any distribution date during the sixth year after the closing date, the Senior Percentage for that distribution date plus 70% of the Subordinate Percentage for that distribution date;

  - for any distribution date during the seventh year after the closing date, the Senior Percentage for that distribution date plus 60% of the Subordinate Percentage for that distribution date;

  - for any distribution date during the eighth year after the closing date, the Senior Percentage for that distribution date plus 40% of the Subordinate Percentage for that distribution date;

  - for any distribution date during the ninth year after the closing date, the Senior Percentage for that distribution date plus 20% of the Subordinate Percentage for that distribution date; and

  - for any distribution date thereafter, the Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage exceeds the initial Senior Percentage, the Senior Accelerated Distribution Percentage for that distribution date will once again equal 100%.

     Any scheduled reduction to the Senior Accelerated Distribution Percentage shall not be made as of any distribution date unless either:

     (a)(i)(X) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 2%, and

     (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates; or


     (b)(i)the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 4%, and

     (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the Closing Date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero, the Senior Accelerated Distribution Percentage will equal 0%.

     SENIOR INTEREST DISTRIBUTION AMOUNT--The aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for that distribution date, including the Accrual Distribution Amount.

     SENIOR PERCENTAGE--As of each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the Discount Fraction of the Discount Mortgage Loans, immediately prior to that distribution date. The Senior Percentage will initially equal approximately 96.09% and will in no event exceed 100%. The initial Senior Percentage is less than the initial percentage interest in the trust evidenced by the Senior Certificates in the aggregate because that percentage is calculated without regard to either the Certificate Principal Balance of the Class A-P Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and Class A-P Distribution Amount have been distributed and (b) the sum of:

     (i) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

         (1) the principal portion of all scheduled monthly payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan, due on the related due date, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

         (2) the principal portion of all proceeds of the repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

         (3) the principal portion of all other unscheduled collections received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections, with respect to each Discount Mortgage Loan;

     (ii) in connection with the Final Disposition of a mortgage loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

         (1) the then-applicable Senior Percentage of the Stated Principal Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

         (2) the then-applicable Senior Accelerated Distribution Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan, included in clause (iii) of the definition of Class A-P Distribution Amount;

     (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial mortgagor prepayments made by the respective mortgagors of the mortgage loans during the preceding calendar month, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan;

       (iv) any Excess Subordinate Principal Amount for that distribution date; and

     (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates.

     SUBORDINATE PERCENTAGE--As of any date of determination a percentage equal to 100% minus the Senior Percentage as of that date.

INTEREST DISTRIBUTIONS

     Holders of each class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions, other than the Accrual Certificates, and commencing on the Accretion Termination Date in the case of the Accrual Certificates.

     Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date after distributions of interest and principal to the Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

     As described in the definition of "Accrued Certificate Interest", Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto. However, in the event that any such interest shortfall is allocated to the Insured Certificates, the amount of such allocated interest shortfall will be drawn under the policy and distributed to the holders of the Insured Certificates; provided that:

  -  no such draw will be made against, and therefore the Insured
     Certificates will not be protected against, any such shortfall caused by the Relief Act; and

  - no such draw will be made in respect of any interest shortfall otherwise covered by the Reserve Fund.

Notwithstanding the foregoing, if payments were not made as required under the policy, any interest shortfalls may be allocated to the Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

     However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of
(a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the master servicer from master servicing compensation or otherwise. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Senior Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

     These interest shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

     Notwithstanding the foregoing, in the case of the Insured Certificates, to the extent that Prepayment Interest Shortfalls are not offset by the master servicer as described in the third preceding paragraph and are not otherwise covered by the Reserve Fund, such interest shortfalls shall be covered by the policy. See "--The Policy" in this prospectus supplement.

     On or prior to the distribution date on which the Accretion Termination Date occurs, interest shortfalls allocated to the Accrual Certificates will reduce the amount that is added to the Certificate Principal Balance of those certificates in respect of Accrued Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distributions relating to principal on the Accretion Directed Certificates and will cause the Certificate Principal Balance of those certificates to be reduced to zero later than would otherwise be the case. See "Certain Yield and Prepayment

Considerations" in this prospectus supplement. Any interest shortfalls allocated to the Accrual Certificates will cause the Certificate Principal Balance of those certificates to be less than would otherwise be the case and will reduce the amount of Accrued Certificate Interest that will accrue on those certificates after that distribution date.

     The pass-through rates on all classes of offered certificates, other than the Variable Strip and Principal Only Certificates, are fixed and are listed on page S-5 of this prospectus supplement.

     The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, as of the due date in the month preceding the month in which that distribution date occurs, of the pool strip rates on each of the mortgage loans in the mortgage pool. The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus 7.75%, but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage loans range between 0.00% and 1.67% per annum. The initial pass-through rate on the Variable Strip Certificates is 0.4190% per annum.

     As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Variable Strip Certificates, on the Notional Amount thereof.

     At the option of the initial holder of the Variable Strip Certificates, any Variable Strip Certificate can be exchanged by that holder for one or more Variable Strip Certificates that represent, in the aggregate, the same Notional Amount, and the pass-through rate and Notional Amount of each Variable Strip Certificate so exchanged will be based on the pool strip rates and Stated Principal Balances of the mortgage loans corresponding to that Variable Strip Certificate.


PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     The holders of the Senior Certificates, other than the Variable Strip Certificates which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, other than the Accrual Distribution Amount, a distribution allocable to principal equal to the Senior Principal Distribution Amount, the Class A-P Distribution Amount and the Accrual Distribution Amount.

     Distributions of principal on the Senior Certificates on each distribution date will be made, after distribution of the Senior Interest Distribution Amount, other than the Accrual Distribution Amount, as follows:

       (a) Prior to the occurrence of the Credit Support Depletion Date:

         (i) the Class A-P Distribution Amount shall be distributed to the Class A-P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

         (ii) an amount equal to the Accrual Distribution Amount shall be distributed, concurrently, as follows, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero:

            (A) 62.184027411% to the Class A-1 Certificates; and

            (B) 37.815972589%, in the following order of priority:

                (1) first, concurrently, as follows, until the Certificate
              Principal Balance of the Class A-2 Certificates has been reduced to zero:

                   (a) 59.005404895% to the Class A-2 Certificates; and

                   (b) 40.994595105%, in the following order of priority:

                       (i) first, to the Class A-3 Certificates, until the
                     Certificate Principal Balance thereof has been reduced to zero; and

                       (ii) second, concurrently, to the Class A-4, Class A-9
                     and Class A-10 Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances; and

                 (2) second, in the following order of priority:

                   (a) first, to the Class A-3 Certificates, until the
                 Certificate Principal Balance thereof has been reduced to zero;

                   (b) second, concurrently, to the Class A-4, Class A-9 and
                 Class A-10 Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

         (iii) the Senior Principal Distribution Amount shall be distributed to the Lockout Certificates, in reduction of the Certificate Principal Balance thereof, in an amount equal to the Lockout Percentage of the Lockout Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all of the Certificates (other than the Principal Only Certificates)) of the aggregate of the collections described in clauses (i), (ii),
       (iii) and (v) of the definition of Senior Principal Distribution Amount without any application of the Senior Percentage or Senior Accelerated Distribution Percentage;

       provided that, if the aggregate of the amounts set forth in clauses (i),
       (ii), (iii) and (v) of the definition of Senior Principal Distribution Amount is more than the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Class A-P Distribution Amount have been distributed, the amount paid to the Lockout Certificates pursuant to this clause (iii) shall be reduced by an amount equal to the Lockout Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Senior Certificates (other than the Principal Only Certificates)) of such difference;

         (iv) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause (iii) above shall be distributed to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         (v) an amount equal to $33,973.33 of the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (iii) and (iv) above shall be distributed for each distribution date commencing on the distribution date in September 2003, concurrently, to the Class A-6 Certificates and Class A-7 Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances (plus any amount described in this clause
       (v) remaining unpaid from any previous distribution date), until the Certificate Principal Balances thereof have been reduced to zero;

         (vi) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (iii) through (v) above shall be distributed, concurrently, as follows:

            (A) 69.332563060%, in the following order of priority:

                (1) first, concurrently, as follows, until the Certificate
              Principal Balance of the Class A-1 Certificates has been reduced to zero:

                   (a) 62.184027411% to the Class A-1 Certificates; and

                   (b) 37.815972589%, in the following order of priority:

                       (i) first, concurrently as follows, until the
                     Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero:

                          (1) 59.005404895% to the Class A-2 Certificates; and

                          (2) 40.994595105%, in the following order of
                            priority:

                              (a) first, to the Class A-3 Certificates, until
                            the Certificate Principal Balance thereof has been reduced to zero;

                              (b) second, concurrently, to the Class A-4, Class
                            A-9 and Class A-10 Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances; and

                       (ii) second, in the following order of priority:

                          (1) first, to the Class A-3 Certificates, until the
                        Certificate Principal Balance thereof has been reduced to zero; and

                          (2) second, concurrently, to the Class A-4, Class A-9
                        and Class A-10 Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

                (2) second, to the Class A-5 Certificates, until the
              Certificate Principal Balance thereof has been reduced to zero;

            (B) 30.667436940%, in the following order of priority:

                (1) first, concurrently, as follows until the Certificate
              Principal Balance of the Class A-2 Certificates has been reduced to zero:

                   (a) 59.005404895% to the Class A-2 Certificates; and

                   (b) 40.994595105%, in the following order of priority:

                       (i) first, to the Class A-3 Certificates, until the
                     Certificate Principal Balance thereof has been reduced to zero; and

                       (ii) second, concurrently, to the Class A-4, Class A-9
                     and Class A-10 Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances; and

                (2) second, in the following order of priority:

                   (a) first, to the Class A-3 Certificates, until the
                 Certificate Principal Balance thereof has been reduced to zero; and

                   (b) second, concurrently, to the Class A-4, Class A-9 and
                 Class A-10 Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

         (vii) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (iii) through (vi) above shall be distributed concurrently, to the Class A-6 Certificates and Class A-7 Certificates, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

         (viii) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (iii) through (vii) above shall be distributed to the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

     (b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates, other than the Class A-P Certificates, will be disregarded. Instead, an amount equal to the Discount Fraction of the principal portion of scheduled and unscheduled payments received or advanced relating to Discount Mortgage Loans will be distributed to the Class A-P Certificates, and the Senior

   Principal Distribution Amount will be distributed to the Senior Certificates remaining, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described under "Interest Distributions."

     (c) After reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero but prior to the Credit Support Depletion Date, the Senior Certificates, other than the Class A-P Certificates, will be entitled to no further distributions of principal and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Variable Strip, Class M and Class B Certificates, in each case as described in this prospectus supplement.


PRINCIPAL DISTRIBUTIONS ON THE RETAIL CERTIFICATES

     General. Beneficial owners of each class of Retail Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of each class of Retail Certificates, Deceased Holders who request distributions will be entitled to first priority, and beneficial owners of that class of Retail Certificates other than Deceased Holders, referred to as Living Holders, who request distributions will be entitled to a second priority.

     Prospective certificateholders in a class of Retail Certificates should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of the related initial Certificate Principal Balance, each such certificate referred to as an Individual Retail Certificate and (ii) only to the extent that the portion of the Senior Principal Distribution Amount allocated to the related class of Retail Certificates on the applicable distribution date (plus any amounts available from the related Rounding Account) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on the related Retail Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of that class of Retail Certificates by random lot, as described below under "--Mandatory Distributions of Principal on the Retail Certificates."

     On each distribution date on which amounts are available for distributions in reduction of the Certificate Principal Balance of any class of Retail Certificates, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this prospectus supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on a Retail Certificate are made by withdrawing from the related Rounding Account the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to the related class of Retail Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on the Retail Certificates are to be made, the aggregate amount allocable to the Retail Certificates will be applied first to repay any funds withdrawn from the related Rounding Account on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the related Rounding Account and distributed in reduction of the Certificate Principal Balance of that class of Retail Certificates. This process will continue on succeeding distribution dates until the Certificate Principal Balance of the related Retail Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Certificate Principal Balance of any class of Retail Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the Certificate Principal Balance of any class of Retail Certificates, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures. The Class R Certificates will be entitled to any amount remaining in the applicable Rounding Account after the Certificate Principal Balance of related class of Retail Certificates has been reduced to zero.

     Notwithstanding any provisions in this prospectus supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Retail Certificates, including any Realized Losses allocated to the Insured Certificates for which payment is not made under the policy, distribution in reduction of the Certificate Principal Balance of a class of Retail Certificates will be made pro rata among the holders of that class of Retail Certificates in accordance with the related outstanding Certificate Principal Balance and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

     There is no assurance that a beneficial owner of a Retail Certificate who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on the Retail Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under "--Mandatory Distributions of Principal on the Retail Certificates," there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of the Retail Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE FOR ANY PARTICULAR RETAIL CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

     Priority of Requested Distributions. Subject to the limitations described in this prospectus supplement, including the timing and the order of the receipt of the request for distributions as described below under "--Procedure for Requested Distributions," beneficial owners of the Retail Certificates have the right to request that distributions be made in reduction of the Certificate Principal Balance of those certificates. On each distribution date on which distributions in reduction of the Certificate Principal Balance of each class of Retail Certificates are made, those distributions will be made in the following order of priority among the beneficial owners of that class: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of each class of Retail Certificates until all such requests have been honored.

     Procedure for Requested Distributions. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Certificate Principal Balance of its Retail Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner's account with respect to that class of Retail Certificates so that such request is received by the trustee from DTC on DTC's "participant terminal system" on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC's participant terminal system. The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the master servicer, the depositor or the trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the trustee or for any changes made to the procedures described herein by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the trustee on DTC's participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the Certificate Principal Balance of a Retail Certificate submitted by a beneficial owner of that certificate will be held on DTC's participant terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing. Each Individual Retail Certificate covered by that request will continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

     In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Retail Certificates so beneficially owned will be eligible to request priority with respect to distributions in reduction of the Certificate Principal Balance of those certificates, subject to the limitations stated in this prospectus supplement. The Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in that trust, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Retail Certificates greater than the number of Individual Retail Certificates of a particular class of Retail Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Retail Certificates beneficially owned by the trust but only to the extent of such beneficiary's beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Retail Certificates will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Retail Certificate and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this prospectus supplement, a request for a distribution in reduction of the Certificate Principal Balance of a Retail Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

     With respect to Retail Certificates as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the trustee will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Retail Certificates are required to forward such notices to the beneficial owners of those certificates. Individual Retail Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

     Any beneficial owner of a Retail Certificate who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner's account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC's participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of that Retail Certificate on the applicable distribution date.

     Mandatory Distributions of Principal on the Retail Certificates. To the extent, if any, that distributions in reduction of the Certificate Principal Balance of a class of Retail Certificates on a distribution date exceed the outstanding Certificate Principal Balance of that class of Retail Certificates with respect to which distribution requests have been received by the applicable record date, additional Retail Certificates in lots equal to Individual Retail Certificates for that class will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the depositor, the master servicer or the trustee to the beneficial owners of the Retail Certificates for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Retail Certificates selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.


THE POLICY

     The following summary of the provisions of the certificate guaranty insurance policy, referred to in this prospectus supplement as the policy, to be issued by the insurer does not purport to be complete and is qualified in its entirety by reference to the policy.

     Simultaneously with the issuance of the certificates, the insurer will deliver the policy to the trustee for the benefit of each holder of the Class A-6 Certificates. Under the policy, the insurer unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of Class A-6 Certificates the full and complete payment of (i) the Guaranteed Distribution on each distribution date and (ii) the amount of any distribution of principal or interest to any holder of a certificate of that class which distribution subsequently is avoided in whole or in part as a preference payment under applicable law.

     As provided by the policy, the insurer will pay any amount payable thereunder, other than Preference Amounts, no later than 12:00 noon, New York City time, on the later of the distribution date on which the related Guaranteed Distribution is due or the business day following receipt in New York, New York on a business day by the insurer of a notice; provided that, if the notice is received after 12:00 noon, New York City time, on that business day, it will be deemed to be received on the following business day. If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the policy, it shall be deemed not to have been received for purposes of this paragraph, and the insurer shall promptly so advise the trustee and the trustee may submit an amended notice.

     The insurer will pay any Preference Amount when due to be paid pursuant to the order referred to below, but in any event on the distribution date next following receipt on a business day by the insurer of (i) a certified copy of a final, non-appealable order, referred to as an order, of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the trustee or the holder of a Class A-6 Certificate is required to return such Preference Amount paid during the term of the policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the trustee or the holder of a Class A-6 Certificate, (ii) a certificate by or on behalf of the trustee that the order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the insurer, duly executed and delivered by the trustee, irrevocably assigning to the insurer all rights and claims of the trustee or the holder of a Class A-6 Certificate relating to or arising under the pooling and servicing agreement against the estate of the trustee or otherwise with respect to such Preference Amount and (iv) a notice of nonpayment appropriately completed and executed by the trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, and not to the trustee or the holder of a Class A-6 Certificate, as applicable, directly, unless the trustee or the holder of a Class A-6 Certificate, as applicable, has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case the insurer will pay the trustee on behalf of the holder of a Class A-6 Certificate, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the insurer and (b) evidence satisfactory to the insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order.

     Under the policy, "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or Chicago, Illinois are authorized or obligated by law or executive order to be closed.

     "Notice" as used in this sections means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form required pursuant to the policy, the original of which is subsequently delivered by registered or certified mail, from the trustee specifying the Guaranteed Distribution which will be due and owing on the applicable distribution date.

     The insurer's obligations under the policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the trustee as provided in the policy whether or not such funds are properly applied by the trustee.

     The insurer will be subrogated to the rights of each holder of a Class A-6 Certificate to receive distributions on Class A-6 Certificates to the extent of any payment by the insurer under the policy.

     The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The policy may not be cancelled or revoked prior to payment in full of the Class A-6 Certificates. The policy is governed by the laws of the State of New York.


PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

     Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:

  - the sum of the Senior Interest Distribution Amount, Class A-P Distribution Amount and Senior Principal Distribution Amount is distributed;

  - reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Advances";

  - the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

  - the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates,

a distribution allocable to principal in the sum of the following:

     (i) the product of (A) the then-applicable related Class M Percentage and
   (B) the aggregate of the following amounts:

         (1) the principal portion of all scheduled monthly payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan, due on the related due date, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

         (2) the principal portion of all proceeds of the repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

         (3) the principal portion of all other unscheduled collections received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan;

     (ii) that class' pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan, other than the related Discount Fraction of those amounts with respect to a Discount Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

     (iii) the portion of full and partial mortgagor prepayments, other than the Discount Fraction of those mortgagor prepayments with respect to a Discount Mortgage Loan, made by the respective mortgagors during the preceding calendar month allocable to that class of Class M Certificates as described in the third succeeding paragraph;

     (iv) if that class is the most senior class of certificates then outstanding, an amount equal to the Excess Subordinate Principal Amount, if any; and

     (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates.

     References in this prospectus supplement to "payment priority" of the Class M Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

     As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates outstanding on that distribution date with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date, except in the limited circumstances provided in the pooling and servicing agreement, will not be distributable.

     All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding and each other class of Class M Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

     As stated above under "--Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage will be 100% during the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the Senior Percentage exceeds the initial Senior Percentage. Furthermore, as described in this prospectus supplement, the Senior

Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to the Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans. Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this five year period. See "--Principal Distributions on the Senior Certificates" in this prospectus supplement.


ALLOCATION OF LOSSES; SUBORDINATION

     The subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

   -  first, to the Class B Certificates;

   -  second, to the Class M-3 Certificates;

   -  third, to the Class M-2 Certificates; and

   -  fourth, to the Class M-1 Certificates

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses and the entire amount of Realized Losses on Non-Discount Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis.

     Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

  - its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and

  - the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

     As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

     As described in the prospectus, in some circumstances the master servicer may permit a servicing modification--the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

     Servicing modification reductions shall be allocated when incurred (as provided above) in the same manner as other Realized Losses as described in this prospectus supplement. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. No servicing modification will have the effect of reducing the mortgage rate below the sum of the servicing fee rate and the pool strip rate as in effect at the cut-off date. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

     Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable.

     The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Class A-P Collection Shortfalls, to the extent of Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class A-P Certificates, and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Class A-P Certificates by the Class M Certificates and Class B Certificates is limited to the prior right of the Class A-P Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class A-P Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the Class A-P Certificates. Thus, the Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates, other than the amount allocable to the Class A-P Certificates, which losses will be allocated among all classes of Senior Certificates, other than the Class A-P Certificates, as described in this prospectus supplement.

     Because the Class A-P Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any distribution date, an amount equal to all unpaid Class A-P Collection Shortfalls to the extent of Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates, other than the Class A-P Certificates, Class M Certificates and Class B Certificates. Any Realized Losses so allocated to the Senior Certificates or Class M Certificates will be allocated without priority among the various classes of Senior Certificates, other than the Class A-P Certificates, or Class M Certificates. The principal portion of these losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to their related Discount Fraction, and the remainder of the losses on Discount Mortgage Loans will be allocated among the remaining certificates on a pro rata basis.

     An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss; provided that in determining the Certificate Principal Balance of the Accrual Certificates for the purpose of allocating any portion of a Realized Loss to that certificate, the Certificate Principal Balance of that certificate shall be deemed to be the lesser of:

  -  the original Certificate Principal Balance of that certificate and

  - the Certificate Principal Balance of that certificate prior to giving effect to distributions to be made on that distribution date.

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class A-P Distribution Amount and Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, Class A-P Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates, and holders of any class of Class M Certificates with a higher payment priority have a right to distributions of the Available Distribution Amount prior to the rights of holders of any class of Class M Certificates with a lower payment priority.

     The application of the Senior Accelerated Distribution Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates in the aggregate, other than the Class A-P Certificates, relative to the actual amortization of the mortgage loans. The Class A-P Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan. To the extent that the Senior Certificates in the aggregate, other than the Class A-P Certificates, are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the Senior Certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M Certificates and Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and Class B Certificates collectively. In addition, if losses on the mortgage loans exceed the amounts described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior Certificates in the aggregate, other than the Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M Certificates and Class B Certificates.

     The priority of payments, including principal prepayments, among the Class M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

     The Special Hazard Amount shall initially be equal to $3,396,876. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $3,396,876 less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

     The Fraud Loss Amount shall initially be equal to $3,396,876. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal
(X) prior to the third anniversary of the cut-off date an amount equal to 1.00% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to that date of determination and (Y) from the third to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 0.50% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

     The Bankruptcy Amount will initially be equal to $128,736. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or Class B Certificates through subordination since that anniversary.

     Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

  - the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

  -  either:

     - the related mortgage loan is not in default with regard to payments due thereunder; or

     - delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Subordination."

     Notwithstanding the foregoing, with respect to the Insured Certificates, the policy will cover the interest and principal portions of all Realized Losses allocated thereto. See "The Policy" in this prospectus supplement. If payments are not made as required under the policy, Realized Losses allocated to the Insured Certificates will be borne by the holders of such certificates.


ADVANCES

     Prior to each distribution date, the master servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

     These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement. The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them.

     In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates.


                                  THE INSURER

     The following information has been supplied by Ambac Assurance Corporation, the insurer, for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriter or any of their affiliates as to the accuracy or completeness of the information.

     The insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The insurer primarily insures newly-issued municipal and structured finance obligations. The insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's and Fitch have each assigned a triple-A financial strength rating to the insurer.

     The consolidated financial statements of the insurer and subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three-year period ended December 31, 1999 prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 2000; Commission File Number 1-10777), and the unaudited consolidated financial statements of the insurer and subsidiaries as of June 30, 2000 and for the periods ending June 30, 2000 and June 30, 1999, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc., for the period ended June 30, 2000 (which was filed with the Commission on August 11, 2000), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

     The following table sets forth the capitalization of the insurer as of December 31, 1998, December 31, 1999 and June 30, 2000, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION


                             CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)



                                                         DECEMBER 31,     DECEMBER 31,      JUNE 30,
                                                        --------------   --------------   ------------
                                                             1998             1999            2000
                                                        --------------   --------------   ------------
                                                                                           (UNAUDITED)
Unearned premiums ...................................       $1,303           $1,442          $1,452
Other liabilities ...................................          548              524             504
                                                            ------           ------          ------
 Total liabilities ..................................        1,851            1,966           1,956
                                                            ------           ------          ------
Stockholder's equity:
 Common Stock .......................................           82               82              82
 Additional paid-in capital .........................          541              752             753
 Accumulated other comprehensive income
   (loss) ...........................................          138              (92)            (46)
 Retained earnings ..................................        1,405            1,674           1,834
                                                            ------           ------          ------
 Total stockholder's equity .........................        2,166            2,416           2,623
                                                            ------           ------          ------
 Total liabilities and stockholder's equity .........       $4,017           $4,382          $4,579
                                                            ======           ======          ======


     For additional financial information concerning the insurer, see the audited financial statements of the insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the insurer incorporated by reference and copies of the insurer's annual statement for the year ended December 31, 1999 prepared in accordance with statutory accounting standards are available, without charge, from the insurer. The address of the insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.


     The insurer makes no representation regarding the certificates or the advisability of investing in the certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the insurer and presented under the headings "The Insurer" and "Description of the Certificates--The Policy" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS


GENERAL

     The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

     The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

     The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. Nevertheless, a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans.

     Most of the mortgage loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Senior Certificates, other than the Lockout Certificates and the Class A-P Certificates, and during specified periods no principal prepayments or, relative to the related Class M Percentage, a disproportionately small portion of principal prepayments on the mortgage loans will be distributed to the Lockout Certificates and to each class of Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or Class M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding, the Class M-2 Certificates or Class M-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date. Furthermore, if the Certificate Principal Balances of the Senior Certificates, other than the Lockout Certificates and the Class A-P Certificates, have been reduced to zero, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month to the extent not paid to the Class A-P Certificates.

     Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus.

     The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS (Registered Trademark) System, it becomes necessary to remove any mortgage loan from registration on the MERS (Registered Trademark) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the prospectus.

     Because the mortgage rates on the mortgage loans and the pass-through rates on the offered certificates, other than the Variable Strip Certificates, are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to such offered certificates were to rise, the market value of such offered certificates may decline.

     As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Furthermore, the Class A-P Certificates will share in the principal portion of Realized Losses on the mortgage loans only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction. Thus, after the Class B Certificates and the Class M Certificates are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates other than the Insured Certificates, to the extent such losses are covered by the policy, and the Class A-P Certificates, may be affected to a greater extent by losses on Non-Discount Mortgage Loans than losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

     The periodic increase in interest paid by the mortgagor of a Buy-Down Mortgage Loan may increase the risk of default with respect to the related mortgage loan. See "Mortgage Loan Program--Underwriting Standards" and "Yield Considerations" in the prospectus.

     The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the master servicer or, solely with respect to the Insured Certificates, by the policy and the Reserve Fund, as described in this prospectus supplement, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the offered certificates and possible shortfalls in the collection of interest.

     The yield to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer or, solely with respect to the Insured Certificates, by the policy and the Reserve Fund. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

     In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     Sequentially Paying Certificates: The Senior Certificates, other than the Class A-P Certificates and Variable Strip Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

     Accretion Directed Certificates and Accrual Certificates: On or prior to the Accretion Termination Date, the Accretion Directed Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the Accrual Distribution Amount. On or prior to the Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the Accretion Directed Certificates would be extended.

     In addition, investors in the Accrual Certificates should be aware that the Accretion Termination Date may be later, or earlier, than otherwise assumed if prepayments occur slower, or faster, than anticipated. Investors in the Accrual Certificates should also be aware that the Accretion Termination Date could be different from that assumed at the time of purchase.

     Because the Accrual Certificates are not entitled to receive any distributions of interest, other than as described in this prospectus supplement, until the occurrence of the Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

     Retail Certificates: IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN THE RETAIL CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS. The Retail Certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates or an otherwise predictable stream of cash payments. The timing of those distributions may have a significant effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

     Investors in the Retail Certificates also should be aware that distributions of principal to the Retail Certificates will be allocated by DTC according to a random lot procedure, except as provided in this prospectus supplement under "Description of the Certificates--Principal Distributions on the Retail Certificates." Due to this random lot procedure, there can be no assurance that on any distribution date, any holder of a Retail Certificate will receive a principal distribution. Thus, the timing of distributions in reduction of the Certificate Principal Balance with respect to any particular Retail Certificate, even if a request for distribution has been made as provided under "Description of the Certificates--Principal Distributions on the Retail Certificates," is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

     Furthermore, investors in the Retail Certificates should be aware that because these certificates have a later priority of payment as to principal in relation to the other classes of Senior Certificates, the effect on the market value of the Retail Certificates of changes in market interest rates or market yields for similar securities will be greater than would be the effect of those changes on other classes of Senior Certificates entitled to earlier priorities of principal distributions. Furthermore, this later payment priority also makes the Retail Certificates particularly sensitive to the rate and timing of principal prepayments on the mortgage loans. If prepayments on the mortgage loans occur at a higher rate than anticipated, the weighted average lives of the Retail Certificates may be shortened. Conversely, if prepayments on the mortgage loans occur at a lower rate than anticipated, the weighted average lives of the Retail Certificates may be extended.

     Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of principal payments prior to the distribution date occurring in September 2005 and until the distribution date occurring in September 2009 will receive a disproportionately small portion of principal payments, unless the Certificate Principal Balances of the Senior Certificates, other than the Lockout Certificates and Class A-P Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to principal distributions.

     Certificates with Subordination Features: After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by Subordination will be allocated to that class of Class M Certificates. See "--Class M-2 and Class M-3 Certificate Yield Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal. With respect to the Insured Certificates only, Realized Losses allocated thereto will be covered by the policy to the extent set forth in the policy.

     Assumed Final Distribution Date: The assumed final distribution date with respect to each class of the offered certificates is August 25, 2030, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "100% PSA" and "250% PSA" assumes prepayment rates equal to 100% of PSA and 250% of PSA, respectively, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

     The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that:
(i) as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics:


                                                                    DISCOUNT          NON-DISCOUNT
                                                                 MORTGAGE LOANS      MORTGAGE LOANS
                                                              ------------------- --------------------
   Aggregate principal balance ..............................   $ 39,132,514.74     $ 300,555,047.95
   Weighted average mortgage rate ...........................      7.8249200679%              8.5572%
   Weighted average servicing fee rate ......................      0.3242791790%              0.3336%
   Weighted average original term to maturity (months) ......               359                  360
   Weighted average remaining term to maturity (months) .....               353                  359

     (ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, the master servicer or the depositor will repurchase any mortgage loan, as described under "Mortgage Loan Program--Representations by Sellers" and "Description of the Certificates--Assignment of the Trust Assets" in the prospectus, and neither the master servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the trust; (iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in September 2000;
(vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust expenses payable out of the trust; (ix) on each distribution date, distributions of principal on the Retail Certificates are not restricted to increments of $1,000 and no deposits or withdrawals are made to or from the related Rounding Account; and (x) the certificates will be purchased on August 25, 2000. Clauses (i) through (x) above are collectively referred to as the structuring assumptions.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.


     In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, other than the Variable Strip Certificates and Residual Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                        CONSTANT PERCENTAGES OF THE PSA



                                                           CLASS A-1
                                       -------------------------------------------------
DISTRIBUTION DATE                          0%       100%      250%      400%      500%
-------------------------------------- --------- --------- --------- --------- ---------
Initial Percentage ...................     100%      100%      100%      100%      100%
August 25, 2001 ......................      98        96        92        89        86
August 25, 2002 ......................      96        88        76        65        58
August 25, 2003 ......................      94        78        56        37        25
August 25, 2004 ......................      91        68        39        15         2
August 25, 2005 ......................      89        59        24         0         0
August 25, 2006 ......................      86        50        12         0         0
August 25, 2007 ......................      83        42         2         0         0
August 25, 2008 ......................      80        35         0         0         0
August 25, 2009 ......................      77        28         0         0         0
August 25, 2010 ......................      73        22         0         0         0
August 25, 2011 ......................      69        15         0         0         0
August 25, 2012 ......................      65         9         0         0         0
August 25, 2013 ......................      60         3         0         0         0
August 25, 2014 ......................      55         0         0         0         0
August 25, 2015 ......................      49         0         0         0         0
August 25, 2016 ......................      43         0         0         0         0
August 25, 2017 ......................      37         0         0         0         0
August 25, 2018 ......................      29         0         0         0         0
August 25, 2019 ......................      22         0         0         0         0
August 25, 2020 ......................      13         0         0         0         0
August 25, 2021 ......................       4         0         0         0         0
August 25, 2022 ......................       0         0         0         0         0
August 25, 2023 ......................       0         0         0         0         0
August 25, 2024 ......................       0         0         0         0         0
August 25, 2025 ......................       0         0         0         0         0
August 25, 2026 ......................       0         0         0         0         0
August 25, 2027 ......................       0         0         0         0         0
August 25, 2028 ......................       0         0         0         0         0
August 25, 2029 ......................       0         0         0         0         0
August 25, 2030 ......................       0         0         0         0         0
Weighted Average Life** (in years) ...    13.7       6.5       3.5       2.6       2.3



                                                           CLASS A-2                                    CLASS A-3
                                       ------------------------------------------------- ---------------------------------------
DISTRIBUTION DATE                          0%       100%      250%      400%      500%       0%       100%      250%      400%
-------------------------------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Initial Percentage ...................     100%      100%      100%      100%      100%      100%      100%      100%      100%
August 25, 2001 ......................      98        96        92        89        86        99        96        93        90
August 25, 2002 ......................      97        88        76        65        57        97        89        78        68
August 25, 2003 ......................      95        79        56        36        24        95        80        60        42
August 25, 2004 ......................      93        69        39        14         *        94        72        44        21
August 25, 2005 ......................      91        60        24         0         0        92        64        30         4
August 25, 2006 ......................      89        52        12         0         0        90        56        20         0
August 25, 2007 ......................      87        45         2         0         0        88        49        11         0
August 25, 2008 ......................      84        38         0         0         0        86        43         4         0
August 25, 2009 ......................      82        31         0         0         0        83        37         0         0
August 25, 2010 ......................      79        26         0         0         0        81        32         0         0
August 25, 2011 ......................      76        20         0         0         0        78        27         0         0
August 25, 2012 ......................      73        15         0         0         0        75        22         0         0
August 25, 2013 ......................      69        10         0         0         0        72        17         0         0
August 25, 2014 ......................      65         6         0         0         0        68        14         0         0
August 25, 2015 ......................      61         4         0         0         0        64        12         0         0
August 25, 2016 ......................      56         2         0         0         0        60        11         0         0
August 25, 2017 ......................      51         1         0         0         0        55         9         0         0
August 25, 2018 ......................      45         0         0         0         0        50         6         0         0
August 25, 2019 ......................      39         0         0         0         0        45         3         0         0
August 25, 2020 ......................      33         0         0         0         0        38         0         0         0
August 25, 2021 ......................      26         0         0         0         0        32         0         0         0
August 25, 2022 ......................      20         0         0         0         0        27         0         0         0
August 25, 2023 ......................      17         0         0         0         0        24         0         0         0
August 25, 2024 ......................      13         0         0         0         0        21         0         0         0
August 25, 2025 ......................      10         0         0         0         0        17         0         0         0
August 25, 2026 ......................       5         0         0         0         0        13         0         0         0
August 25, 2027 ......................       *         0         0         0         0         9         0         0         0
August 25, 2028 ......................       0         0         0         0         0         0         0         0         0
August 25, 2029 ......................       0         0         0         0         0         0         0         0         0
August 25, 2030 ......................       0         0         0         0         0         0         0         0         0
Weighted Average Life** (in years) ...    16.1       7.0       3.6       2.6       2.2      17.1       8.0       3.9       2.8



                                       CLASS A-3
                                       ---------
DISTRIBUTION DATE                         500%
-------------------------------------- ---------
Initial Percentage ...................     100%
August 25, 2001 ......................      87
August 25, 2002 ......................      61
August 25, 2003 ......................      31
August 25, 2004 ......................       9
August 25, 2005 ......................       0
August 25, 2006 ......................       0
August 25, 2007 ......................       0
August 25, 2008 ......................       0
August 25, 2009 ......................       0
August 25, 2010 ......................       0
August 25, 2011 ......................       0
August 25, 2012 ......................       0
August 25, 2013 ......................       0
August 25, 2014 ......................       0
August 25, 2015 ......................       0
August 25, 2016 ......................       0
August 25, 2017 ......................       0
August 25, 2018 ......................       0
August 25, 2019 ......................       0
August 25, 2020 ......................       0
August 25, 2021 ......................       0
August 25, 2022 ......................       0
August 25, 2023 ......................       0
August 25, 2024 ......................       0
August 25, 2025 ......................       0
August 25, 2026 ......................       0
August 25, 2027 ......................       0
August 25, 2028 ......................       0
August 25, 2029 ......................       0
August 25, 2030 ......................       0
Weighted Average Life** (in years) ...     2.4

-------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.
(Table continued on next page.)

PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                        CONSTANT PERCENTAGES OF THE PSA



                                                   CLASSES A-4, A-9 AND A-10
                                       -------------------------------------------------
DISTRIBUTION DATE                          0%       100%      250%      400%      500%
-------------------------------------- --------- --------- --------- --------- ---------
Initial Percentage ...................     100%      100%      100%      100%      100%
August 25, 2001 ......................     100       100       100       100       100
August 25, 2002 ......................     100       100       100       100       100
August 25, 2003 ......................     100       100       100       100       100
August 25, 2004 ......................     100       100       100       100       100
August 25, 2005 ......................     100       100       100       100        10
August 25, 2006 ......................     100       100       100        35         0
August 25, 2007 ......................     100       100       100         0         0
August 25, 2008 ......................     100       100       100         0         0
August 25, 2009 ......................     100       100        85         0         0
August 25, 2010 ......................     100       100        52         0         0
August 25, 2011 ......................     100       100        24         0         0
August 25, 2012 ......................     100       100         1         0         0
August 25, 2013 ......................     100       100         0         0         0
August 25, 2014 ......................     100       100         0         0         0
August 25, 2015 ......................     100       100         0         0         0
August 25, 2016 ......................     100       100         0         0         0
August 25, 2017 ......................     100       100         0         0         0
August 25, 2018 ......................     100       100         0         0         0
August 25, 2019 ......................     100       100         0         0         0
August 25, 2020 ......................     100        95         0         0         0
August 25, 2021 ......................     100        72         0         0         0
August 25, 2022 ......................     100        49         0         0         0
August 25, 2023 ......................     100        28         0         0         0
August 25, 2024 ......................     100         8         0         0         0
August 25, 2025 ......................     100         0         0         0         0
August 25, 2026 ......................     100         0         0         0         0
August 25, 2027 ......................     100         0         0         0         0
August 25, 2028 ......................      87         0         0         0         0
August 25, 2029 ......................       0         0         0         0         0
August 25, 2030 ......................       0         0         0         0         0
Weighted Average Life** (in years) ...    28.4      22.1      10.2       5.9       4.7



                                                           CLASS A-5                               CLASSES A-6 AND A-7
                                       ------------------------------------------------- ---------------------------------------
DISTRIBUTION DATE                          0%       100%      250%      400%      500%       0%       100%      250%      400%
-------------------------------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Initial Percentage ...................     100%      100%      100%      100%      100%      100%      100%      100%      100%
August 25, 2001 ......................     108       108       108       108       108       100       100       100       100
August 25, 2002 ......................     117       117       117       117       117       100       100       100       100
August 25, 2003 ......................     126       126       126       126       126       100       100       100       100
August 25, 2004 ......................     136       136       136       136       136        99        99        99        99
August 25, 2005 ......................     147       147       147       128        10        98        98        98        98
August 25, 2006 ......................     159       159       159        35         0        96        96        96        96
August 25, 2007 ......................     172       172       172         0         0        95        95        95        74
August 25, 2008 ......................     186       186       128         0         0        94        94        94        46
August 25, 2009 ......................     200       200        84         0         0        93        93        93        30
August 25, 2010 ......................     217       217        51         0         0        92        92        92        22
August 25, 2011 ......................     234       234        24         0         0        90        90        90        17
August 25, 2012 ......................     253       253         1         0         0        89        89        89        12
August 25, 2013 ......................     273       273         0         0         0        88        88        75         9
August 25, 2014 ......................     295       263         0         0         0        87        87        62         7
August 25, 2015 ......................     319       231         0         0         0        86        86        51         5
August 25, 2016 ......................     344       200         0         0         0        84        84        42         4
August 25, 2017 ......................     372       172         0         0         0        83        83        34         3
August 25, 2018 ......................     402       144         0         0         0        82        82        28         2
August 25, 2019 ......................     434       119         0         0         0        81        81        22         1
August 25, 2020 ......................     469        94         0         0         0        80        80        18         1
August 25, 2021 ......................     506        71         0         0         0        78        78        14         1
August 25, 2022 ......................     494        49         0         0         0        77        77        11         *
August 25, 2023 ......................     440        28         0         0         0        76        76         9         *
August 25, 2024 ......................     381         8         0         0         0        75        75         6         *
August 25, 2025 ......................     317         0         0         0         0        74        66         5         *
August 25, 2026 ......................     246         0         0         0         0        72        51         3         *
August 25, 2027 ......................     170         0         0         0         0        71        37         2         *
August 25, 2028 ......................      86         0         0         0         0        70        24         1         *
August 25, 2029 ......................       0         0         0         0         0        65        11         1         *
August 25, 2030 ......................       0         0         0         0         0         0         0         0         0
Weighted Average Life** (in years) ...    25.6      18.4       9.2       5.6       4.6      25.3      23.7      15.8       8.8



                                        CLASSES
                                        A-6 AND
                                          A-7
                                       ---------
DISTRIBUTION DATE                         500%
-------------------------------------- ---------
Initial Percentage ...................     100%
August 25, 2001 ......................     100
August 25, 2002 ......................     100
August 25, 2003 ......................     100
August 25, 2004 ......................      99
August 25, 2005 ......................      98
August 25, 2006 ......................      45
August 25, 2007 ......................      10
August 25, 2008 ......................       0
August 25, 2009 ......................       0
August 25, 2010 ......................       0
August 25, 2011 ......................       0
August 25, 2012 ......................       0
August 25, 2013 ......................       0
August 25, 2014 ......................       0
August 25, 2015 ......................       0
August 25, 2016 ......................       0
August 25, 2017 ......................       0
August 25, 2018 ......................       0
August 25, 2019 ......................       0
August 25, 2020 ......................       0
August 25, 2021 ......................       0
August 25, 2022 ......................       0
August 25, 2023 ......................       0
August 25, 2024 ......................       0
August 25, 2025 ......................       0
August 25, 2026 ......................       0
August 25, 2027 ......................       0
August 25, 2028 ......................       0
August 25, 2029 ......................       0
August 25, 2030 ......................       0
Weighted Average Life** (in years) ...     6.0

-------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued on next page.)

PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                        CONSTANT PERCENTAGES OF THE PSA



                                                           CLASS A-8
                                       -------------------------------------------------
DISTRIBUTION DATE                          0%       100%      250%      400%      500%
-------------------------------------- --------- --------- --------- --------- ---------
Initial Percentage ...................     100%      100%      100%      100%      100%
August 25, 2001 ......................     100       100       100       100       100
August 25, 2002 ......................     100       100       100       100       100
August 25, 2003 ......................     100       100       100       100       100
August 25, 2004 ......................     100       100       100       100       100
August 25, 2005 ......................     100       100       100       100       100
August 25, 2006 ......................     100        98        95        92        90
August 25, 2007 ......................      99        95        88        82        77
August 25, 2008 ......................      98        91        80        69        57
August 25, 2009 ......................      97        85        69        55        38
August 25, 2010 ......................      95        79        58        41        26
August 25, 2011 ......................      93        72        48        30        18
August 25, 2012 ......................      91        66        40        23        12
August 25, 2013 ......................      89        61        33        17         8
August 25, 2014 ......................      86        56        27        12         6
August 25, 2015 ......................      84        51        22         9         4
August 25, 2016 ......................      81        46        18         7         3
August 25, 2017 ......................      77        41        15         5         2
August 25, 2018 ......................      74        37        12         4         1
August 25, 2019 ......................      70        33        10         3         1
August 25, 2020 ......................      66        29         8         2         1
August 25, 2021 ......................      62        26         6         1         *
August 25, 2022 ......................      57        22         5         1         *
August 25, 2023 ......................      51        19         4         1         *
August 25, 2024 ......................      46        16         3         *         *
August 25, 2025 ......................      39        13         2         *         *
August 25, 2026 ......................      33        10         1         *         *
August 25, 2027 ......................      25         7         1         *         *
August 25, 2028 ......................      17         5         1         *         *
August 25, 2029 ......................       8         2         *         *         *
August 25, 2030 ......................       0         0         0         0         0
Weighted Average Life** (in years) ...    21.9      16.1      12.0      10.0       9.0



                                                           CLASS A-P                            CLASSES M-1, M-2 AND M-3
                                       ------------------------------------------------- ---------------------------------------
DISTRIBUTION DATE                          0%       100%      250%      400%      500%       0%       100%      250%      400%
-------------------------------------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Initial Percentage ...................     100%      100%      100%      100%      100%      100%      100%      100%      100%
August 25, 2001 ......................      99        97        93        89        87        99        99        99        99
August 25, 2002 ......................      98        91        81        71        65        98        98        98        98
August 25, 2003 ......................      97        85        68        53        45        97        97        97        97
August 25, 2004 ......................      96        79        57        40        31        96        96        96        96
August 25, 2005 ......................      95        73        48        30        21        95        95        95        95
August 25, 2006 ......................      93        68        40        23        15        94        93        90        87
August 25, 2007 ......................      92        63        34        17        10        93        89        83        77
August 25, 2008 ......................      90        58        28        13         7        92        84        74        64
August 25, 2009 ......................      89        53        23         9         5        90        79        64        51
August 25, 2010 ......................      87        49        19         7         3        88        73        53        38
August 25, 2011 ......................      85        45        16         5         2        87        67        45        28
August 25, 2012 ......................      83        41        13         4         2        85        62        37        21
August 25, 2013 ......................      80        38        11         3         1        83        57        31        16
August 25, 2014 ......................      78        34         9         2         1        80        52        25        11
August 25, 2015 ......................      75        31         7         2         *        78        47        21         8
August 25, 2016 ......................      72        28         6         1         *        75        43        17         6
August 25, 2017 ......................      69        25         5         1         *        72        39        14         5
August 25, 2018 ......................      66        23         4         1         *        69        35        11         3
August 25, 2019 ......................      62        20         3         *         *        65        31         9         2
August 25, 2020 ......................      58        18         3         *         *        61        27         7         2
August 25, 2021 ......................      54        15         2         *         *        57        24         6         1
August 25, 2022 ......................      49        13         2         *         *        53        21         5         1
August 25, 2023 ......................      44        11         1         *         *        48        18         3         1
August 25, 2024 ......................      38         9         1         *         *        42        15         3         *
August 25, 2025 ......................      32         7         1         *         *        37        12         2         *
August 25, 2026 ......................      26         5         *         *         *        30         9         1         *
August 25, 2027 ......................      19         4         *         *         *        23         7         1         *
August 25, 2028 ......................      12         2         *         *         *        16         4         1         *
August 25, 2029 ......................       4         1         *         *         *         8         2         *         *
August 25, 2030 ......................       0         0         0         0         0         0         0         0         0
Weighted Average Life** (in years) ...    19.9      11.4       6.3       4.2       3.5      20.7      15.3      11.4       9.6



                                        CLASSES
                                        M-1, M-2
                                          AND M-3
DISTRIBUTION DATE                         500%
-------------------------------------- ---------
Initial Percentage ...................     100%
August 25, 2001 ......................      99
August 25, 2002 ......................      98
August 25, 2003 ......................      97
August 25, 2004 ......................      96
August 25, 2005 ......................      95
August 25, 2006 ......................      85
August 25, 2007 ......................      73
August 25, 2008 ......................      58
August 25, 2009 ......................      43
August 25, 2010 ......................      29
August 25, 2011 ......................      20
August 25, 2012 ......................      14
August 25, 2013 ......................       9
August 25, 2014 ......................       6
August 25, 2015 ......................       4
August 25, 2016 ......................       3
August 25, 2017 ......................       2
August 25, 2018 ......................       1
August 25, 2019 ......................       1
August 25, 2020 ......................       1
August 25, 2021 ......................       *
August 25, 2022 ......................       *
August 25, 2023 ......................       *
August 25, 2024 ......................       *
August 25, 2025 ......................       *
August 25, 2026 ......................       *
August 25, 2027 ......................       *
August 25, 2028 ......................       *
August 25, 2029 ......................       *
August 25, 2030 ......................       0
Weighted Average Life** (in years) ...     8.9

-------
*     Indicates a number that is greater than zero but less than 0.5%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page.)

PRINCIPAL ONLY CERTIFICATE AND VARIABLE STRIP CERTIFICATE YIELD CONSIDERATIONS

     Because the Principal Only Certificates will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty on the Discount Mortgage Loans.

     The pre-tax yield to maturity on the Variable Strip Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans, which rate may fluctuate significantly over time. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments. Solely with respect to the Variable Strip Certificates, because the pool strip rates on the Discount Mortgage Loans equal 0.00%, the pre-tax yield to investors on the Variable Strip Certificates will not be affected by prepayments on the Discount Mortgage Loans.

     The following tables indicate the sensitivity of the pre-tax yields to maturity on the Principal Only Certificates and Variable Strip Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Principal Only Certificates and Variable Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, if any, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Principal Only Certificates and Variable Strip Certificates may result in pre-tax yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of pre-tax yields in varying prepayment scenarios.


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA




ASSUMED PURCHASE PRICE       0%      100%     250%      400%     500%
------------------------   ------   ------   ------   -------   ------
     $780,644...........   2.5%     4.8%     9.2%     13.6%     16.5%

                PRE-TAX YIELD TO MATURITY OF THE VARIABLE STRIP
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA




ASSUMED PURCHASE PRICE         0%       100%      250%     400%     500%
-------------------------   -------   -------   -------   ------   -----
     $5,206,288..........   27.7%     22.7%     15.0%     7.1%     1.8%

     Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Principal Only Certificates and Variable Strip Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These pre-tax yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Principal Only Certificates or Variable Strip Certificates, and thus do not reflect the return on any investment in the Principal Only Certificates or Variable Strip Certificates when any reinvestment rates other than the discount rates are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Principal Only Certificates and Variable Strip Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the constant percentages of PSA indicated in the tables above over any given time period or over the entire life of the certificates.

     A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the yield to maturity of the Class A-P Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage pool. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the Variable Strip Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Variable Strip Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher pool strip rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

     There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Principal Only Certificates and Variable Strip Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

     For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.


CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

     If the aggregate Certificate Principal Balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-3 Certificates.

     The aggregate initial Certificate Principal Balance of the Class B Certificates is equal to approximately 0.70% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the Certificate Principal Balances of the Class B Certificates and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-2 Certificates. The aggregate initial Certificate Principal Balance of the Class M-3 Certificates and Class B Certificates is equal to approximately 1.15% of the aggregate principal balance of the mortgage loans as of the cut-off date.

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans,

100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, "0% SDA" assumes default rates equal to 0% of SDA--no defaults. Correspondingly, "200% SDA" assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.


     The following tables indicate the sensitivity of the yield to maturity on the Class M-2 Certificates and Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M-2 Certificates and Class M-3 Certificates and computing the corresponding pre-tax yield to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (iv), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:


   o defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the tables;


   o each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;


   o there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table;


   o there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;


   o clauses (a)(i), (b)(i) and (b)(ii) in the definition of the Senior Accelerated Distribution Percentage are not applicable; and


   o the purchase prices of the Class M-2 Certificates and Class M-3 Certificates will be approximately $2,471,694 and $1,433,317, respectively, including accrued interest.


     Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following table is based upon the assumption that the Class M-2 Certificates and Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yield on the Class M-2 Certificates and Class M-3 Certificates may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
               CLASS M-2 CERTIFICATES AND CLASS M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES


                            CLASS M-2 CERTIFICATES




                                                                 PERCENTAGE OF PSA
PERCENTAGE          LOSS SEVERITY   ---------------------------------------------------------------------------
  OF SDA             PERCENTAGE           0%            100%            250%            400%           500%
----------------   --------------   -------------   ------------   -------------   -------------   ------------
    0% .........        N/A               8.20%          8.25%           8.32%           8.36%          8.38%
  100% .........          30%             7.92%          8.23%           8.32%           8.36%          8.38%
  200% .........          30%           (21.37)%        (9.47)%          5.55%           8.36%          8.38%
  300% .........          30%           (39.54)%       (34.91)%        (24.95)%          1.01%          5.55%
  400% .........          30%           (53.82)%       (50.10)%        (43.09)%        (32.59)%        (6.55)%

                            CLASS M-3 CERTIFICATES




                                                                 PERCENTAGE OF PSA
PERCENTAGE          LOSS SEVERITY   ----------------------------------------------------------------------------
  OF SDA             PERCENTAGE           0%             100%            250%           400%            500%
----------------   --------------   -------------   -------------   -------------   ------------   -------------
    0% .........        N/A               8.57%           8.69%           8.82%          8.91%           8.96%
  100% .........          30%           (11.17)%          4.18%           8.70%          8.91%           8.96%
  200% .........          30%           (43.42)%        (39.16)%        (30.82)%        (3.43)%          3.04%
  300% .........          30%           (64.16)%        (61.17)%        (55.74)%       (48.45)%        (41.63)%
  400% .........          30%           (79.21)%        (77.02)%        (73.25)%       (68.54)%        (64.53)%

     Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-2 Certificates or Class M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2 Certificates or Class M-3 Certificates, and thus do not reflect the return on any investment in the Class M-2 Certificates or Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date:


                           AGGREGATE REALIZED LOSSES




                                                  PERCENTAGE OF PSA
PERCENTAGE          LOSS SEVERITY   ----------------------------------------------
  OF SDA             PERCENTAGE        0%       100%      250%      400%     500%
----------------   --------------   -------   -------   -------   -------   ------
  100% .........   30%              1.18%     0.93%     0.69%     0.52%     0.44%
  200% .........   30%              2.31%     1.83%     1.35%     1.04%     0.88%
  300% .........   30%              3.41%     2.70%     2.01%     1.54%     1.31%
  400% .........   30%              4.46%     3.54%     2.64%     2.03%     1.73%

     Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yield on the Class M-2 Certificates or Class M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.


     Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.


ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES


     The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.


     The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

                        POOLING AND SERVICING AGREEMENT


GENERAL


     The certificates will be issued under a series supplement, dated as of August 1, 2000, to the standard terms of pooling and servicing agreement, dated as of December 1, 1999, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and Bank One, National Association, as trustee. Reference is made to the prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee will appoint Norwest Bank Minnesota, National Association to serve as custodian in connection with the certificates. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.


     Under the pooling and servicing agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Noneconomic REMIC Residual Certificates" in the prospectus. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the prospectus.


THE MASTER SERVICER


     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the prospectus.


     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's published loan purchase criteria at the time of purchase by Residential Funding and were being master serviced by Residential Funding at the dates indicated. The tables set forth information for the total mortgage loan portfolio and for mortgage loans underwritten under a reduced loan documentation program described under "Mortgage Loan Program--Underwriting Standards" in the prospectus.


     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

                  TOTAL LOAN PORTFOLIO DELINQUENCY EXPERIENCE




                                AT DECEMBER 31, 1995         AT DECEMBER 31, 1996         AT DECEMBER 31, 1997
                            ---------------------------- ---------------------------- ----------------------------
                               BY NO.       BY DOLLAR       BY NO.       BY DOLLAR       BY NO.       BY DOLLAR
                                 OF         AMOUNT OF         OF         AMOUNT OF         OF         AMOUNT OF
                               LOANS          LOANS         LOANS          LOANS         LOANS          LOANS
                            ----------- ---------------- ----------- ---------------- ----------- ----------------
                                  (DOLLAR AMOUNTS              (DOLLAR AMOUNTS              (DOLLAR AMOUNTS
                                   IN THOUSANDS)                IN THOUSANDS)                IN THOUSANDS)
Total Loan Portfolio ......   102,531     $ 25,892,632     116,118     $ 29,568,270     147,742     $ 35,987,149
Period of Delinquency
 30 to 59 days ............     1,932          453,020       2,249          547,873       2,734          582,199
 60 to 89 days ............       437          100,919         411          100,176         495          101,150
 90 days or more ..........       347           73,287         329           77,614         271           52,824
Foreclosures Pending ......       899          247,985         925          245,637         904          231,994
Total Delinquent Loans.....     3,615     $    875,211       3,914     $    971,301       4,404     $    968,167
Percent of Loan
 Portfolio ................     3.526%           3.380%      3.371%           3.285%      2.981%           2.690%



                                AT DECEMBER 31, 1998         AT DECEMBER 31, 1999           AT JUNE 30, 2000
                            ---------------------------- ---------------------------- ----------------------------
                               BY NO.       BY DOLLAR       BY NO.       BY DOLLAR       BY NO.       BY DOLLAR
                                 OF         AMOUNT OF         OF         AMOUNT OF         OF         AMOUNT OF
                               LOANS          LOANS         LOANS          LOANS         LOANS          LOANS
                            ----------- ---------------- ----------- ---------------- ----------- ----------------
                                  (DOLLAR AMOUNTS              (DOLLAR AMOUNTS              (DOLLAR AMOUNTS
                                   IN THOUSANDS)                IN THOUSANDS)                IN THOUSANDS)
Total Loan Portfolio ......   164,378     $ 41,048,258     159,458     $ 41,799,848     156,617     $ 41,427,184
Period of Delinquency
 30 to 59 days ............     2,454          574,997       2,081          485,414       1,720          405,246
 60 to 89 days ............       369           85,292         297           66,720         292           63,570
 90 days or more ..........       368           84,426         301           69,148         281           64,194
Foreclosures Pending ......       544          132,205         419          100,940         353           85,646
Total Delinquent Loans.....     3,735     $    876,920       3,098     $    722,221       2,646     $    618,656
Percent of Loan
 Portfolio ................     2.272%           2.136%      1.943%           1.728%      1.689%           1.493%

       TOTAL REDUCED DOCUMENTATION LOAN PORTFOLIO DELINQUENCY EXPERIENCE

                               AT DECEMBER 31, 1995        AT DECEMBER 31, 1996        AT DECEMBER 31, 1997
                            --------------------------- --------------------------- ---------------------------
                               BY NO.      BY DOLLAR       BY NO.      BY DOLLAR       BY NO.      BY DOLLAR
                                 OF        AMOUNT OF         OF        AMOUNT OF         OF        AMOUNT OF
                               LOANS         LOANS         LOANS         LOANS         LOANS         LOANS
                            ----------- --------------- ----------- --------------- ----------- ---------------
                                  (DOLLAR AMOUNTS             (DOLLAR AMOUNTS             (DOLLAR AMOUNTS
                                   IN THOUSANDS)               IN THOUSANDS)               IN THOUSANDS)
Total Loan Portfolio ......    25,645     $ 5,230,083      27,603     $ 5,491,996      33,212     $ 6,116,561
Period of Delinquency
 30 to 59 days ............       524         121,992         528         112,386         640         126,977
 60 to 89 days ............       133          30,622         108          22,995         123          28,564
 90 days or more ..........        90          19,845          85          22,438          69          12,872
Foreclosures Pending ......       316          92,592         320          95,862         272          67,379
Total Delinquent Loans.....     1,063     $   265,050       1,041     $   253,681       1,104     $   235,791
Percent of Loan
 Portfolio ................     4.145%          5.068%      3.771%          4.619%      3.324%          3.855%



                               AT DECEMBER 31, 1998        AT DECEMBER 31, 1999          AT JUNE 30, 2000
                            --------------------------- --------------------------- ---------------------------
                               BY NO.      BY DOLLAR       BY NO.      BY DOLLAR       BY NO.      BY DOLLAR
                                 OF        AMOUNT OF         OF        AMOUNT OF         OF        AMOUNT OF
                               LOANS         LOANS         LOANS         LOANS         LOANS         LOANS
                            ----------- --------------- ----------- --------------- ----------- ---------------
                                  (DOLLAR AMOUNTS             (DOLLAR AMOUNTS             (DOLLAR AMOUNTS
                                   IN THOUSANDS)               IN THOUSANDS)               IN THOUSANDS)
Total Loan Portfolio ......    34,791     $ 6,239,996      31,572     $ 5,733,023      29,856     $ 5,434,738
Period of Delinquency
 30 to 59 days ............       576         106,876         476          87,173         352          66,736
 60 to 89 days ............        93          18,844          72          13,317          68          12,840
 90 days or more ..........        84          18,619          68          14,146          55          11,777
Foreclosures Pending ......       158          37,471         113          23,846         103          23,561
Total Delinquent Loans.....       911     $   181,809         729     $   138,482         578     $   114,914
Percent of Loan
 Portfolio ................     2.618%          2.914%      2.309%          2.416%      1.936%          2.114%

-----------
 o The tables relate to the mortgage loans referred to above. Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.

 o Does not include foreclosures pending.

     The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated by the Average Portfolio Balance during that period.

                  TOTAL LOAN PORTFOLIO FORECLOSURE EXPERIENCE




                                       AT OR FOR           AT OR FOR           AT OR FOR
                                        THE YEAR            THE YEAR            THE YEAR
                                         ENDED               ENDED               ENDED
                                   DECEMBER 31, 1995   DECEMBER 31, 1996   DECEMBER 31, 1997
                                  ------------------- ------------------- -------------------
                                    (DOLLAR AMOUNTS     (DOLLAR AMOUNTS     (DOLLAR AMOUNTS
                                     IN THOUSANDS)       IN THOUSANDS)       IN THOUSANDS)
Total Loan Portfolio ............    $ 25,892,632        $ 29,568,270        $ 35,987,149
Average Portfolio Balance .......    $ 24,182,873        $ 28,285,392        $ 32,155,215
Foreclosed Loans ................    $    116,189        $     91,995        $     90,297
Liquidated Foreclosed Loans .....    $    243,509        $    280,704        $    177,621
Foreclosed Loans Ratio ..........           0.449%              0.311%              0.251%
Gross Loss ......................    $     82,690        $     89,912        $     42,988
Gross Loss Ratio ................           0.342%              0.318%              0.134%
Covered Loss ....................    $     53,357        $     58,800        $     29,455
Net Loss ........................    $     29,333        $     31,111        $     13,533
Net Loss Ratio ..................           0.121%              0.110%              0.042%
Excess Recovery .................    $        345        $        438        $        238



                                       AT OR FOR           AT OR FOR            AT OR FOR
                                        THE YEAR            THE YEAR          THE SIX MONTH
                                         ENDED               ENDED            PERIOD ENDED
                                   DECEMBER 31, 1998   DECEMBER 31, 1999      JUNE 30, 2000
                                  ------------------- ------------------- --------------------
                                    (DOLLAR AMOUNTS     (DOLLAR AMOUNTS      (DOLLAR AMOUNTS
                                     IN THOUSANDS)       IN THOUSANDS)        IN THOUSANDS)
Total Loan Portfolio ............    $ 41,048,258        $ 41,799,848       $ 41,427,183,976
Average Portfolio Balance .......    $ 31,941,101        $ 41,744,291       $ 41,702,462,437
Foreclosed Loans ................    $     43,584        $     36,732       $     22,122,132
Liquidated Foreclosed Loans .....    $    154,768        $     40,097       $     34,586,536
Foreclosed Loans Ratio ..........           0.106%              0.088%                 0.053%
Gross Loss ......................    $     40,012        $      6,022       $      8,798,842
Gross Loss Ratio ................           0.125%              0.014%                 0.021%
Covered Loss ....................    $     17,214        $      3,549       $      4,197,589
Net Loss ........................    $     22,798        $      2,473       $      4,601,252
Net Loss Ratio ..................           0.071%              0.006%                 0.011%
Excess Recovery .................    $        640        $        333       $         81,422

       TOTAL REDUCED DOCUMENTATION LOAN PORTFOLIO FORECLOSURE EXPERIENCE

                                       AT OR FOR           AT OR FOR
                                        THE YEAR            THE YEAR
                                         ENDED               ENDED
                                   DECEMBER 31, 1995   DECEMBER 31, 1996
                                  ------------------- -------------------
                                    (DOLLAR AMOUNTS     (DOLLAR AMOUNTS
                                     IN THOUSANDS)       IN THOUSANDS)
Total Loan Portfolio ............     $ 5,230,083         $ 5,491,996
Average Portfolio Balance .......     $ 5,129,445         $ 5,419,953
Foreclosed Loans ................     $    37,554         $    26,961
Liquidated Foreclosed Loans .....     $    96,103         $    82,103
Foreclosed Loans Ratio ..........           0.718%              0.491%
Gross Loss ......................     $    36,507         $    31,840
Gross Loss Ratio ................           0.712%              0.587%
Covered Loss ....................     $    22,155         $    20,838
Net Loss ........................     $    14,351         $    11,001
Net Loss Ratio ..................           0.280%              0.203%
Excess Recovery .................     $       140         $       216



                                       AT OR FOR           AT OR FOR           AT OR FOR           AT OR FOR
                                        THE YEAR            THE YEAR            THE YEAR         THE SIX MONTH
                                         ENDED               ENDED               ENDED            PERIOD ENDED
                                   DECEMBER 31, 1997   DECEMBER 31, 1998   DECEMBER 31, 1999     JUNE 30, 2000
                                  ------------------- ------------------- ------------------- -------------------
                                    (DOLLAR AMOUNTS     (DOLLAR AMOUNTS     (DOLLAR AMOUNTS     (DOLLAR AMOUNTS
                                     IN THOUSANDS)       IN THOUSANDS)       IN THOUSANDS)       IN THOUSANDS)
Total Loan Portfolio ............     $ 6,116,561         $ 6,239,996         $ 5,733,023       $ 5,434,737,594
Average Portfolio Balance .......     $ 5,757,996         $ 5,001,079         $ 6,483,857       $ 5,556,812,725
Foreclosed Loans ................     $    25,067         $    11,195         $     7,705       $     3,709,614
Liquidated Foreclosed Loans .....     $    50,629         $    34,189         $     7,487       $     6,142,954
Foreclosed Loans Ratio ..........           0.410%              0.179%              0.134%                0.068%
Gross Loss ......................     $    14,009         $     9,220         $     1,142       $     2,184,271
Gross Loss Ratio ................           0.243%              0.184%              0.018%                0.039%
Covered Loss ....................     $     9,443         $     3,714         $       561       $       717,273
Net Loss ........................     $     4,566         $     5,506         $       581       $     1,466,999
Net Loss Ratio ..................           0.079%              0.110%              0.009%                0.026%
Excess Recovery .................     $        77         $       150         $       148       $        65,010

----------

o The table relates to the mortgage loans referred to above. Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.

o For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

o Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

o Gross Loss is the sum of the gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described below. Net gains from the liquidation of mortgage loans are identified below.

o Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, special hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

o Net Loss is determined by subtracting Covered Loss from Gross Loss. Net Loss indicated here may reflect Excess Recovery. Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

o Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to that mortgage loan. Excess Recoveries are not applied to reinstate any credit enhancement, and usually are not allocated to holders of certificates.


     The loss and delinquency experience of the master servicer, as shown in the tables above, reflects a stable, consistently managed servicing operation. Loss and delinquency levels during these periods were consistently within the ranges anticipated by management. The loss and delinquency levels have declined over the years shown in the above tables. This decline is attributable primarily to generally favorable and improving economic conditions over this time period. These can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the total portfolio, or of the mortgage loans in the trust.


     There can be no assurance that factors beyond Residential Funding's control, such as weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future. A general deterioration of the real estate market in regions where the mortgaged properties are located may result in higher delinquencies, delays in foreclosure and lower sales prices with higher losses upon liquidation. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans, causing an increase in delinquencies and higher net losses on liquidated loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least 0.28% per annum and not more than 0.58% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.3325% per annum. The servicing fees consist of
(a) servicing compensation payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

     The primary compensation to be paid to the master servicer for its master servicing activities will be at least 0.03% per annum and not more than 0.08% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately 0.0742%. As described in the prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.


VOTING RIGHTS

     There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the certificates, other than the Variable Strip Certificates and Residual Certificates, in proportion to their then outstanding Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of the Variable Strip Certificates and 1.0% of all voting rights will be allocated among the holders of the Class R Certificates, in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.


     Notwithstanding the foregoing, so long as there does not exist a failure by the insurer to make a required payment under the policy, the insurer shall have the right to exercise all rights of the holders of the Insured Certificates under the pooling and servicing agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the insurer except as provided in the pooling and servicing agreement.


TERMINATION

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus. The master servicer or the depositor will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed.

     Distributions on the certificates relating to any optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balances plus, except with respect to the Principal Only Certificates, the sum of interest thereon, or with respect to the Variable Strip Certificates, on their Notional Amounts, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the master servicer or the depositor.


     Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of that class plus, except in the case of the Principal Only Certificates, interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the Variable Strip Certificates, interest for the immediately preceding Interest Accrual Period on their Notional Amounts, plus any previously unpaid Accrued Certificate Interest. However, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Thacher Proffitt & Wood, counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust (exclusive of the Reserve Fund) will qualify as a REMIC under the Internal Revenue Code.

     For federal income tax purposes:

     o the Class R Certificates will constitute the sole class of "residual interests" in the REMIC; and

     o each class of Senior Certificates, other than the Residual Certificates, the Class M Certificates and the Class B Certificates will represent ownership of "regular interests" in the REMIC and will generally be treated as debt instruments of the REMIC.

     See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

     For federal income tax purposes, the Class A-5, Class A-P, Class A-V, Class M-2 and Class M-3 Certificates will, and all other classes of offered certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 250% PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The Internal Revenue Service has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

     In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

     Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Residual Certificates, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer or the depositor to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

     For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.


SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

   o  is not a disqualified organization;

   o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

   o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

     The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest reduced by the present value of the projected payments to be received on the residual interest. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000 See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

     The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

     An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

     Residential Funding will be designated as the "tax matters person" with respect to the REMIC as defined in the REMIC Provisions, as defined in the prospectus, and in connection therewith will be required to hold not less than 0.01% of the Class R Certificates.

     Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of a senior underwriting agreement, dated August 18, 2000, Bear, Stearns & Co. Inc. will serve as the underwriter and has agreed to purchase and the depositor has agreed to sell the Senior Certificates other than the Class A-P Certificates, Class A-V Certificates and a de minimis portion of the Residual Certificates, and the Class M Certificates. A de minimis portion of the Residual Certificates will be retained by Residential Funding, and that portion is not offered hereby. The certificates being sold to Bear, Stearns & Co. Inc. are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates will be made at the offices of Bear, Stearns & Co. Inc., New York, New York, on or about August 25, 2000 against payment therefor in immediately available funds.

     In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of the underwritten certificates are purchased thereby.

     The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.


     The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately 98.52% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.


     The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.


     The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.


     The Class A-P Certificates and Class A-V Certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class A-P Certificates or Class A-V Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.


     There is currently no secondary market for the offered certificates. The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.


     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.


                                LEGAL OPINIONS


     Certain legal matters relating to the certificates will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York and for the underwriter by Brown & Wood LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 1999 and December 31, 1998 and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition of the issuance of the Senior Certificates that they be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's, and Fitch, Inc., or Fitch. It is a condition of the issuance of the Class M-1, Class M-2 and Class M-3 Certificates that they be rated not lower than "AA," "A" and "BBB," respectively, by Fitch.

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" in this prospectus supplement.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on the Variable Strip Certificates does not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

     The depositor has not requested a rating on the Senior Certificates by any rating agency other than Standard & Poor's and Fitch or on the Class M Certificates by any rating agency other than Fitch. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or Class M Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by Standard & Poor's and Fitch, and the Class M Certificates by Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Variable Strip Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                               LEGAL INVESTMENT

     The Senior Certificates and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     One or more classes of the offered certificates may be viewed as "complex securities" under TB13a, which applies to thrift institutions regulated by the OTS.

     The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the offered certificates, other than the Class M Certificates or Residual Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus. However, the exemption contains a number of conditions which must be met for the exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the prospectus. The DOL published regulations under Section 401(c) on January 5, 2000, but these regulations are generally not applicable until July 5, 2001.

     Because the exemptive relief afforded by the exemption or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the Class M Certificates, no Class M Certificate or any interest therein may be acquired or held by any ERISA plan, any trustee or other person acting on behalf of any ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding--a plan investor--unless:

o  the acquirer or holder is an insurance company;

o the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as defined in U.S. Department of Labor Prohibited Transaction Class Exemption 95-60; and

o  the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     Each beneficial owner of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     If any Class M Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.


     Investors in the Class M Certificates are urged to obtain from a transferee of those certificates a certification of the transferee's eligibility to purchase the certificates in the form of the representation letter attached as Annex I to this prospectus supplement.


     Because the exemptive relief afforded by the exemption or any similar exemption that might be available also will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the plan investor:


o  is permissible under applicable law;


o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and


o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.


     Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.


     The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                                                         ANNEX I


                          ERISA REPRESENTATION LETTER


                                    [date]


Residential Funding Corporation
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota 55437


Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota 55437


Bank One, National Association
1 Bank One Plaza
Suite IL1-0126
Chicago, IL 60670-0126


Re: Residential Funding Mortgage Securities I, Inc.
     Mortgage Pass-Through Certificates, Series 2000-S10, Class M-


Ladies and Gentlemen:


     [    ] (the "Purchaser") intends to purchase from [    ] (the "Seller")
$[   ] initial Certificate Principal Balance of the above-referenced certificates, issued under the series supplement, dated as of August 1, 2000, to the standard terms of pooling and servicing agreement, dated as of December 1, 1999, among Residential Funding Mortgage Securities I, Inc., as seller, Residential Funding Corporation, as master servicer and Bank One, National Association, as trustee. All terms used in this ERISA Representation Letter and not otherwise defined shall have the meanings set forth in the pooling and servicing agreement.


     The Purchaser hereby certifies, represents and warrants to, and covenants with the Seller, the trustee and the master servicer that, either:


     (a) The Purchaser is not an ERISA plan, or any other person, including an investment manager, a named fiduciary or a trustee of any Plan, acting, directly or indirectly, on behalf of or purchasing any certificate with "plan assets" of any ERISA plan within the meaning of the DOL regulation at 29 C.F.R. Section 2510.3-101; or


     (b) The Purchaser is an insurance company, the source of funds to be used by which to purchase the certificates is an "insurance company general account", as the term is defined in DOL Prohibited Transaction Class Exemption 95-60, and the conditions in Sections I and III of PTCE 95-60 have been satisfied.


     In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the trustee and the master servicer that the Purchaser will not transfer the certificates to any ERISA plan or person unless that ERISA plan or person meets the requirements in either (a) or (b) above.


                                        Very truly yours,


                                      By: ------------------------------------


                                      Name: ----------------------------------


                                      Title: -----------------------------------

CIK - 0000774352
CCC - tigers@9
File Number - 333-72493

Module - RFMSI0400

                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.





                                 $337,309,603





                       MORTGAGE PASS-THROUGH CERTIFICATES



                                SERIES 2000-S10







                             PROSPECTUS SUPPLEMENT







                            BEAR, STEARNS & CO. INC.
                                  UNDERWRITER




YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until November 17, 2000.